                        Alternative Loan Trust 2005-80CB

                                FINAL TERM SHEET

                               [COUNTRYWIDE LOGO]

                          $1,256,585,157 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED DECEMBER 27, 2005

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-80CB
            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JANUARY 25, 2006

                               ------------------

The following classes of certificates are being offered pursuant to this free writing prospectus:

                   INITIAL CLASS                                          INITIAL CLASS
                    CERTIFICATE        PASS-THROUGH                        CERTIFICATE         PASS-THROUGH
                      BALANCE             RATE                              BALANCE               RATE
                  --------------       ------------                       -------------        -------------
Class 1-A-1       $  295,783,000            6.00%       Class 4-X                   N/A            Variable
Class 2-A-1       $  187,231,000            6.00%       Class 5-X                   N/A            Variable
Class 3-A-1       $  220,446,000            6.50%       Class PO          $   1,310,057                 N/A
Class 4-A-1       $  247,196,000            6.00%       Class A-R         $         100                6.00%
Class 5-A-1       $  247,210,000            6.00%       Class M           $  33,807,000            Variable
Class 1-X                    N/A        Variable        Class B-1         $  14,671,000            Variable
Class 2-X                    N/A        Variable        Class B-2         $   8,931,000            Variable
Class 3-X                    N/A        Variable

                                     SUMMARY

OFFERED CERTIFICATES

Alternative Loan Trust 2005-80CB will issue eighteen classes of certificates, fifteen of which are being offered by this free writing prospectus and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of mortgage loans with an aggregate stated principal balance of approximately $1,212,950,855, as of December 1, 2005 and certain other property and assets described in this free writing prospectus. The mortgage loans will consist primarily of 30-year conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties. All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The mortgage pool consists of five loan groups. Loan group 1 will consist of mortgage loans expected to have an aggregate stated principal balance of approximately $314,724,378 as of the initial cut-off date. Loan group 2 will consist of mortgage loans expected to have an aggregate stated principal balance of approximately $159,681,467 as of the initial cut-off date. Loan group 3 will consist of mortgage loans expected to have an aggregate stated principal balance of approximately $212,547,157 as of the initial cut-off date. Loan group 4 will consist of mortgage loans expected to have an aggregate stated principal balance of approximately $262,999,375 as of the initial cut-off date. Loan group 5 will consist of mortgage loans expected to have an aggregate stated principal balance of approximately $262,998,478 as of the initial cut-off date.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they are assigned the following ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Moody's Investors Service, Inc. ("Moody's"):

                      S&P     MOODY'S
   CLASS            RATING    RATING          TYPE
-----------         ------    -------   ---------------------
Class 1-A-1           AAA       Aaa     Senior
Class 1-X             AAA       Aaa     Senior/Notional
                                        Amount/Interest Only/
                                        Variable Rate
Class 2-A-1           AAA       Aaa     Senior
Class 2-X             AAA       Aaa     Senior/Notional
                                        Amount/Interest Only/
                                        Variable Rate
Class 3-A-1           AAA       Aaa     Senior
Class 3-X             AAA       Aaa     Senior/Notional
                                        Amount/Interest Only/
                                        Variable Rate
Class 4-A-1           AAA       Aaa     Senior
Class 4-X             AAA       Aaa     Senior/Notional
                                        Amount/Interest Only/
                                        Variable Rate
Class 5-A-1           AAA       Aaa     Senior
Class 5-X             AAA       Aaa     Senior/Notional
                                        Amount/Interest Only/
                                        Variable Rate
Class PO              AAA       Aaa     Senior/Principal
                                        Only/Component
Class A-R             AAA       Aaa     Senior/Residual
Class M               AA        Aa3     Subordinate
Class B-1              A         A3     Subordinate
Class B-2             BBB       Baa3    Subordinate

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

RELATIONSHIP AMONG THE LOAN GROUPS AND THE CERTIFICATE GROUPS

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group of the same number. For example, the senior certificates with a "1" prefix are sometimes referred to in this free writing prospectus as the group 1 senior certificates, the senior certificates with a "2" prefix are sometimes referred to in this free writing prospectus as the group 2 senior certificates and so forth. The Class A-R Certificates are part of the group 1 senior certificates. The Class PO Certificates and the subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

CUT-OFF DATE

For any mortgage loan in loan group 1, loan group 4 or loan group 5, the later of December 1, 2005 and the date of origination for that mortgage loan (these dates are sometimes referred to as the initial cut-off date and sometimes referred to as the cut-off date). For any mortgage loan in loan group 2 or loan group 3 included in the trust fund on the closing date, the later of December 1, 2005 and the date of origination for that mortgage loan (either of these dates is sometimes referred to in this free writing prospectus as the initial cut-off date). For any mortgage loan in loan group 2 or loan group 3 conveyed to the trust fund after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the trust fund.

CLOSING DATE

On or about December 28, 2005.

DEPOSITOR

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SELLERS

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of it subsidiaries which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for January 25, 2006.

RECORD DATE

The record date for any distribution date will be the last business day of the month preceding the month of that distribution date.

INTEREST PAYMENTS

Interest will accrue at the rate described in this free writing prospectus, on each interest-bearing class of certificates on the basis of a 360-day year divided into twelve 30-day months.

The interest accrual period for the interest-bearing classes of certificates for any distribution date will be the calendar month before the distribution date.

PRINCIPAL PAYMENTS

Principal will be paid on each class of certificates entitled to receive principal payments on each distribution date as described under "Description of the Certificates."

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund after the aggregate stated principal balance of the mortgage loans and real estate owned by the trust fund is less than or equal to 10% of the sum of the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date plus any amount deposited in the supplemental loan account on the closing date.

SUPPLEMENTAL LOAN AND CAPITALIZED INTEREST ACCOUNTS

If the aggregate stated principal balance of the mortgage loans in loan group 2 and loan group 3 transferred to the trust fund on the closing date (these mortgage loans in loan group 2 and loan group 3 are referred to in this free writing prospectus as the group 2 closing date mortgage loans and the group 3 closing date mortgage loans) is less than $200,000,000 for loan group 2 and $235,000,000 for loan group 3, an amount equal to the difference between those amounts and the aggregate stated principal balance of the group 2 closing date mortgage loans and the group 3 closing date mortgage loans will be deposited in a supplemental loan account to be used through January 31, 2006 to purchase supplemental mortgage loans. This amount will be allocated among the loan groups such that the sum of the amount deposited in the supplemental account for loan group 2 and loan group 3 plus the aggregate stated principal balance of the mortgage loans in that loan group as of the closing date equals the amount specified for that loan group in the preceding sentence. Any amounts not used for that purpose will be paid to holders of the senior certificates related to those loan groups as a prepayment of principal no later than the February 2006 distribution date.

Because some of the mortgage loans in loan group 2 and loan group 3 may not be acquired by the trust fund until after the closing date, there may not be sufficient interest collections from mortgage loans in that loan group to pay all the interest due on the certificates related to that loan group on the first and possibly the second distribution dates. If a supplemental loan account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

COLLECTION ACCOUNT; PRIORITY OF DISTRIBUTIONS

On each distribution date, amounts available from each of loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5 to make distributions on the related classes of certificates will be applied in the following order of priority:

(1) to interest on the interest-bearing classes of the senior certificates relating to that loan group;

(2) to principal of the classes and components of the senior certificates relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Principal" in this free writing prospectus;

(3) to any deferred amounts payable on the Class PO Component relating to that loan group, as described under "Description of the Certificates -- Principal" in this free writing prospectus; and

(4) from remaining available funds from each loan group, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, as described under "Description of the Certificates -- Interest" and " -- Principal" in this free writing prospectus.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

SUBORDINATION

The senior certificates will have a payment priority over the subordinated certificates. Within the classes of subordinated certificates offered by this free writing prospectus, the Class M Certificates will have payment priority over the Class B-1 and Class B-2 Certificates, and the Class B-1 Certificates will have a payment priority over the Class B-2 Certificates. The Class B-3, Class B-4 and Class B-5 Certificates, which are not being offered to the public, also will be subordinated to all of the other certificates, in that order, with the Class B-5 Certificates having the lowest priority of payment.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the aggregate class certificate balance of the subordinated certificates is reduced to zero. If the aggregate class certificate balance of the subordinated certificates has been reduced to zero, any realized losses on the mortgage loans in a loan group will then be allocated to the senior certificates related to that loan group (other than the notional amount certificates).

TAX STATUS

For federal income tax purposes, the trust fund (exclusive of the supplemental loan account and the capitalized interest account) will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class 1-X, Class 2-X, Class 3-X, Class 4-X, Class 5-X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                                                         WEIGHTED
                                                          % OF                           AVERAGE      WEIGHTED       WEIGHTED
                       NUMBER          AGGREGATE         MORTGAGE         AVERAGE        REMAINING    AVERAGE        AVERAGE
                         OF            PRINCIPAL         LOANS IN        PRINCIPAL        TERM TO       FICO         ORIGINAL
                      MORTGAGE          BALANCE           LOAN           BALANCE         MATURITY      CREDIT        LOAN-TO-
MORTGAGE RATE (%)      LOANS          OUTSTANDING         GROUP 1     OUTSTANDING ($)    (MONTHS)      SCORE      VALUE RATIO (%)
-------------------   --------    -------------------    --------     ---------------    ---------    --------    ---------------
 6.170.............          1    $        117,000.00        0.04%         117,000.00       358         644           90.00
 6.230.............          1             264,587.83        0.08          264,587.83       358         763           95.00
 6.240.............          1             113,537.07        0.04          113,537.07       356         713           85.21
 6.245.............          2             399,564.04        0.13          199,782.02       359         716           91.63
 6.250.............        163          35,463,924.51       11.27          217,570.09       357         713           70.12
 6.275.............          1             206,571.55        0.07          206,571.55       239         754           90.00
 6.295.............          3             466,848.56        0.15          155,616.19       359         694           92.35
 6.300.............          2             266,958.46        0.08          133,479.23       359         738           89.89
 6.370.............          6           1,586,714.51        0.50          264,452.42       359         731           93.30
 6.375.............        133          25,973,180.05        8.25          195,287.07       356         716           71.86
 6.395.............          3             564,852.25        0.18          188,284.08       358         689           88.71
 6.400.............          2             351,490.23        0.11          175,745.12       358         795           79.46
 6.420.............          4             486,224.30        0.15          121,556.08       359         710           91.20
 6.430.............          1              86,264.79        0.03           86,264.79       358         677           90.00
 6.465.............          1             134,892.04        0.04          134,892.04       359         713           90.00
 6.495.............          1             212,000.00        0.07          212,000.00       360         725           83.14
 6.500.............         71          13,088,791.16        4.16          184,349.17       359         709           73.73
 6.505.............          1             250,700.00        0.08          250,700.00       360         706           89.54
 6.520.............          3             468,900.00        0.15          156,300.00       358         671           90.00
 6.530.............          1             295,000.00        0.09          295,000.00       359         730           89.39
 6.540.............          1             142,277.40        0.05          142,277.40       359         738           89.00
 6.545.............          1             162,863.06        0.05          162,863.06       359         666           87.63
 6.550.............          1              79,012.01        0.03           79,012.01       358         710           90.00
 6.605.............          1             167,850.00        0.05          167,850.00       359         764           90.00
 6.625.............         38           6,105,017.38        1.94          160,658.35       353         709           72.97
 6.750.............        530         103,258,009.87       32.81          194,826.43       358         705           75.01
 6.845.............          1             130,500.00        0.04          130,500.00       359         666           84.19
 6.870.............          1              47,405.00        0.02           47,405.00       360         783           95.00
 6.875.............        431          83,781,338.34       26.62          194,388.26       359         705           77.29
 7.000.............        146          26,949,745.62        8.56          184,587.30       359         704           79.64
 7.125.............         58          10,985,198.79        3.49          189,399.98       359         714           79.43

                                                                                         WEIGHTED
                                                          % OF                           AVERAGE      WEIGHTED       WEIGHTED
                       NUMBER          AGGREGATE         MORTGAGE         AVERAGE        REMAINING    AVERAGE        AVERAGE
                         OF            PRINCIPAL         LOANS IN        PRINCIPAL        TERM TO       FICO         ORIGINAL
                      MORTGAGE          BALANCE           LOAN           BALANCE         MATURITY      CREDIT        LOAN-TO-
MORTGAGE RATE (%)      LOANS          OUTSTANDING         GROUP 1     OUTSTANDING ($)    (MONTHS)      SCORE      VALUE RATIO (%)
-------------------   --------    -------------------    --------     ---------------    ---------    --------    ---------------
 7.250.............          3             350,417.17        0.11          116,805.72       351         693           75.83
 7.325.............          1             165,200.00        0.05          165,200.00       357         736           80.00
 7.375.............          5           1,036,872.90        0.33          207,374.58       358         660           77.57
 7.500.............          3             564,669.00        0.18          188,223.00       358         674           80.00
                      --------    -------------------    --------
   Total...........      1,622    $    314,724,377.89      100.00%
                      ========    ===================    ========

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in loan group 1 (as so adjusted) is approximately 6.714% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in loan group 1 is approximately 6.725% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                   WEIGHTED
                                                               % OF                                AVERAGE   WEIGHTED     WEIGHTED
RANGE OF                           NUMBER      AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING  AVERAGE      AVERAGE
CURRENT MORTGAGE                     OF        PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
LOAN PRINCIPAL                    MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
BALANCES ($)                       LOANS      OUTSTANDING    GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)   SCORE      RATIO (%)
----------------------------     ---------    -----------    --------  ---------------  --------  ---------  --------  -------------
      0.01 -  50,000.00.....         15     $    622,835.16    0.20%      41,522.34      6.911       355        733       61.64
 50,000.01 - 100,000.00.....        124       10,130,383.96    3.22       81,696.64      6.769       353        713       69.44
100,000.01 - 150,000.00.....        380       48,320,760.69   15.35      127,159.90      6.783       358        712       74.43
150,000.01 - 200,000.00.....        445       77,793,006.55   24.72      174,815.75      6.711       358        708       76.13
200,000.01 - 250,000.00.....        291       64,793,257.73   20.59      222,657.24      6.691       358        704       77.16
250,000.01 - 300,000.00.....        182       50,043,216.97   15.90      274,962.73      6.715       358        708       76.37
300,000.01 - 350,000.00.....        137       44,548,086.40   14.15      325,168.51      6.728       359        707       75.27
350,000.01 - 400,000.00.....         37       13,405,449.51    4.26      362,309.45      6.702       359        705       74.95
400,000.01 - 450,000.00.....          7        3,018,013.28    0.96      431,144.75      6.821       359        688       67.15
450,000.01 - 500,000.00.....          3        1,424,367.64    0.45      474,789.21      6.838       358        691       74.64
600,000.01 - 650,000.00.....          1          625,000.00    0.20      625,000.00      6.750       358        698       79.62
                                  -----     ---------------  ------
         Total................    1,622     $314,724,377.89  100.00%
                                  =====     ===============  ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 1 is approximately $194,035.

                              FICO CREDIT SCORES(1)

                                                                                              WEIGHTED               WEIGHTED
                                                               % OF      AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                                  NUMBER       AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING  AVERAGE     ORIGINAL
                                    OF         PRINCIPAL     LOANS IN    BALANCE    AVERAGE    TERM TO     FICO      LOAN-TO-
RANGE OF                         MORTGAGE       BALANCE        LOAN    OUTSTANDING  MORTGAGE  MATURITY    CREDIT   VALUE RATIO
FICO CREDIT SCORES                 LOANS      OUTSTANDING    GROUP 1       ($)      RATE (%)  (MONTHS)    SCORE        (%)
------------------------------   ---------    -----------    --------  -----------  --------  ---------  --------  -----------
619 and Below.................        26    $  4,543,069.79     1.44%   174,733.45   6.586      359        605        60.33
620 - 639.....................        95      20,959,775.49     6.66    220,629.22   6.798      359        630        71.60
640 - 659.....................       106      20,325,445.65     6.46    191,749.49   6.727      357        650        73.89
660 - 679.....................       239      47,023,763.20    14.94    196,752.15   6.750      359        669        75.64
680 - 699.....................       226      45,977,009.51    14.61    203,438.10   6.740      358        689        76.64
700 - 719.....................       271      51,202,102.76    16.27    188,937.65   6.723      357        709        76.68
720 and Above.................       655     124,063,205.36    39.42    189,409.47   6.701      358        754        76.33
Not Available.................         4         630,006.13     0.20    157,501.53   6.888      359        N/A        73.69
                                   -------  ---------------   ------
        Total.................     1,622    $314,724,377.89   100.00%
                                   =======  ===============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 1 is approximately 707.

                             DOCUMENTATION PROGRAMS

                                                                                              WEIGHTED
                                                               % OF      AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                  NUMBER       AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                    OF         PRINCIPAL     LOANS IN    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE       BALANCE        LOAN    OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                    LOANS      OUTSTANDING    GROUP 1       ($)      RATE (%)  (MONTHS)     SCORE     RATIO (%)
-------------------------------  --------     -----------    --------  -----------  --------  ---------  --------  -------------
CLUES..........................        9    $  1,703,649.00    0.54%    189,294.33   6.936       359       694         84.16
Full/Alternative...............      555     102,419,495.57   32.54     184,539.63   6.532       358       707         74.94
No Income/No Asset.............      165      32,726,204.65   10.40     198,340.63   6.844       358       699         73.08
Preferred......................      141      26,815,637.27    8.52     190,181.82   6.653       354       740         74.91
Reduced........................      712     143,081,932.78   45.46     200,957.77   6.842       358       706         76.78
Stated Income/Stated Asset.....       40       7,977,458.62    2.53     199,436.47   6.792       359       675         74.54
                                   -----    ---------------  --------
        Total..................    1,622    $314,724,377.89  100.00%
                                   =====    ===============  ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                               WEIGHTED
                                                               % OF      AVERAGE                AVERAGE  WEIGHTED    WEIGHTED
                                   NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING  AVERAGE      AVERAGE
                                     OF        PRINCIPAL     LOANS IN    BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
RANGE OF ORIGINAL                 MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)            LOANS     OUTSTANDING    GROUP 1        ($)     RATE (%)  (MONTHS)    SCORE      RATIO (%)
-------------------------------  ---------    -----------    --------  -----------  --------  ---------  --------  -------------
50.00 and Below................      120    $ 18,139,298.39    5.76%   151,160.82    6.579       354       702        39.13
50.01 to 55.00.................       48       9,661,406.07    3.07    201,279.29    6.580       358       691        52.75
55.01 to 60.00.................       43       9,083,888.80    2.89    211,253.23    6.584       358       715        58.04
60.01 to 65.00.................       57      12,084,952.90    3.84    212,016.72    6.619       356       699        62.68
65.01 to 70.00.................       73      16,225,234.00    5.16    222,263.48    6.726       358       692        68.27
70.01 to 75.00.................      148      30,014,282.60    9.54    202,799.21    6.751       359       696        73.97
75.01 to 80.00.................      907     177,037,748.58   56.25    195,190.46    6.740       358       712        79.72
80.01 to 85.00.................       19       4,053,602.58    1.29    213,347.50    6.779       359       694        84.08
85.01 to 90.00.................      140      25,546,229.44    8.12    182,473.07    6.815       358       704        89.68
90.01 to 95.00.................       63      11,809,115.10    3.75    187,446.27    6.790       359       724        94.65
95.01 to 100.00................        4       1,068,619.43    0.34    267,154.86    6.483       359       722        98.04
                                   -----    ---------------  ------
        Total..................    1,622    $314,724,377.89  100.00%
                                   =====    ===============  ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 1 is approximately 75.62%.

(2) Does not take into account any secondary financing on the Mortgage Loans in loan group 1 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                 WEIGHTED
                                                              % OF                                AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER                       MORTGAGE      AVERAGE      WEIGHTED  REMAINING  AVERAGE      AVERAGE
                                 OF          AGGREGATE      LOANS IN     PRINCIPAL     AVERAGE    TERM TO     FICO      ORIGINAL
                              MORTGAGE   PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
STATE                          LOANS        OUTSTANDING     GROUP 1   OUTSTANDING ($)  RATE (%)  (MONTHS)    SCORE      RATIO (%)
----------------------------  --------   -----------------  --------  ---------------  --------  ---------  --------  -------------
Arizona.....................     180      $ 35,069,317.52    11.14%     194,829.54      6.767       358       714         76.68
California..................     146        35,906,450.11    11.41      245,934.59      6.655       358       700         65.22
Florida.....................     199        38,019,716.31    12.08      191,053.85      6.789       358       709         78.39
Georgia.....................      42         6,544,244.81     2.08      155,815.35      6.760       359       694         79.75
Illinois....................      75        14,477,436.32     4.60      193,032.48      6.761       357       704         78.70
Maryland....................      36         8,390,574.06     2.67      233,071.50      6.640       359       714         76.64
Massachusetts...............      32         7,022,759.47     2.23      219,461.23      6.735       359       697         72.98
Michigan....................      80        11,968,367.14     3.80      149,604.59      6.698       358       722         74.28
Nevada......................      57        11,978,209.60     3.81      210,144.03      6.743       357       706         77.61
New Jersey..................      61        14,610,509.46     4.64      239,516.55      6.734       359       693         73.25
New York....................      41        11,363,000.83     3.61      277,146.36      6.788       359       714         69.60
North Carolina..............      38         6,615,072.43     2.10      174,080.85      6.626       355       716         79.93
Oregon......................      33         6,758,968.10     2.15      204,817.22      6.677       359       714         77.81
Pennsylvania................      41         7,036,667.03     2.24      171,626.03      6.680       359       702         74.35
Texas.......................      80        12,008,090.47     3.82      150,101.13      6.715       357       715         79.78
Utah........................      40         6,580,511.63     2.09      164,512.79      6.705       359       724         77.14
Virginia....................      32         6,472,808.12     2.06      202,275.25      6.743       359       699         76.46
Washington..................      33         6,851,641.85     2.18      207,625.51      6.645       359       700         74.98
Other (less than 2%)........     376        67,050,032.63    21.30      178,324.55      6.719       357       707         78.15
                               -----      ---------------   ------
         Total..............   1,622      $314,724,377.89   100.00%
                               =====      ===============   ======

----------
(1) The Other row in the preceding table includes 31 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 1.147% of the Mortgage Loans in loan group 1 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                              WEIGHTED
                                                          % OF                                 AVERAGE   WEIGHTED    WEIGHTED
                            NUMBER                      MORTGAGE      AVERAGE       WEIGHTED  REMAINING  AVERAGE     AVERAGE
                             OF          AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                           MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE       MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                 LOANS      OUTSTANDING     GROUP 1    OUTSTANDING ($)  RATE (%)  (MONTHS)    SCORE      RATIO (%)
------------               --------  -----------------  --------   ---------------  --------  ---------  --------  -------------
Refinance (cash-out)....      478    $   97,430,652.65     30.96%    203,829.82       6.716      358       691         69.09
Purchase................      938       180,392,699.02     57.32     192,316.31       6.741      358       717         79.99
Refinance (rate/term)...      206        36,901,026.22     11.72     179,131.20       6.667      356       706         71.51
                            -----    -----------------    ------
        Total...........    1,622    $  314,724,377.89    100.00%
                            =====    =================    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                              WEIGHTED
                                                          % OF                                 AVERAGE   WEIGHTED    WEIGHTED
                            NUMBER                      MORTGAGE      AVERAGE       WEIGHTED  REMAINING  AVERAGE     AVERAGE
                             OF          AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                           MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE       MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                LOANS      OUTSTANDING     GROUP 1    OUTSTANDING ($)  RATE (%)  (MONTHS)    SCORE      RATIO (%)
-------------              --------  -----------------  --------   ---------------  --------  ---------  --------  -------------
2-4 Family Residence.....     133    $   31,945,596.93     10.15%     240,192.46      6.831      358        706        72.09
Condominium Hotel........       3           784,510.71      0.25      261,503.57      6.939      360        694        80.00
High-rise Condominium....      21         4,891,237.47      1.55      232,916.07      6.805      359        714        79.02
Low-rise Condominium.....     193        33,201,978.14     10.55      172,030.97      6.823      358        719        78.65
Planned Unit Development.     398        80,718,615.10     25.65      202,810.59      6.703      358        711        78.71
Single Family Residence..     874       163,182,439.54     51.85      186,707.60      6.691      358        703        74.05
                            -----    -----------------    ------
        Total............   1,622    $  314,724,377.89    100.00%
                            =====    =================    ======

                               OCCUPANCY TYPES(1)

                                                                                              WEIGHTED
                                                          % OF                                 AVERAGE   WEIGHTED    WEIGHTED
                            NUMBER                      MORTGAGE      AVERAGE       WEIGHTED  REMAINING  AVERAGE     AVERAGE
                             OF          AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                           MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE       MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE               LOANS      OUTSTANDING     GROUP 1    OUTSTANDING ($)  RATE (%)  (MONTHS)    SCORE      RATIO (%)
--------------             --------  -----------------  --------   ---------------  --------  ---------  --------  -------------
Investment Property......     421    $   74,493,853.48     23.67%    176,945.02       6.770      359        720        76.35
Primary Residence........   1,087       216,834,243.34     68.90     199,479.52       6.700      358        702        74.88
Secondary Residence......     114        23,396,281.07      7.43     205,230.54       6.811      357        716        80.18
                            -----    -----------------    ------
        Total............   1,622    $  314,724,377.89    100.00%
                            =====    =================    ======

---------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                          % OF                                WEIGHTED    WEIGHTED
                            NUMBER                      MORTGAGE      AVERAGE       WEIGHTED  AVERAGE     AVERAGE
                             OF          AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE     FICO      ORIGINAL
REMAINING TERM             MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE       MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)         LOANS      OUTSTANDING     GROUP 1    OUTSTANDING ($)  RATE (%)   SCORE      RATIO (%)
--------------------       --------  -----------------  --------   ---------------  --------  --------  -------------
360......................     260    $   48,492,248.00     15.41%     186,508.65      6.752      706        74.32
359......................     895       175,299,300.28     55.70      195,865.14      6.721      709        75.36
358......................     343        69,321,495.00     22.03      202,103.48      6.726      708        77.33
357......................      68        13,027,721.11      4.14      191,584.13      6.739      704        76.91
356......................      22         3,764,063.98      1.20      171,093.82      6.679      687        76.69
355......................       9         1,334,286.93      0.42      148,254.10      6.667      682        77.46
354......................       2           383,907.73      0.12      191,953.87      6.810      724        78.45
353......................       1           153,195.10      0.05      153,195.10      6.500      700        80.00
351......................       1           231,006.33      0.07      231,006.33      6.250      723        80.00
348......................       1            49,571.99      0.02       49,571.99      6.875      773        38.26
344......................       1           251,973.34      0.08      251,973.34      6.375      661        80.00
301......................       1            38,417.17      0.01       38,417.17      7.250      733        45.21
299......................       1           149,807.38      0.05      149,807.38      6.750      690        50.51
298......................       1           151,608.52      0.05      151,608.52      6.750      713        80.00
240......................       4           578,000.00      0.18      144,500.00      6.475      726        65.24
239......................      11         1,442,360.82      0.46      131,123.71      6.529      707        59.55
235......................       1            55,414.21      0.02       55,414.21      6.375      739        66.07
                            -----    -----------------    ------
        Total............   1,622    $  314,724,377.89    100.00%
                            =====    =================    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 1 is approximately 358 months.

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                                                               WEIGHTED
                                                                % OF INITIAL                    AVERAGE   WEIGHTED      WEIGHTED
                                  NUMBER        AGGREGATE         MORTGAGE       AVERAGE       REMAINING   AVERAGE      AVERAGE
                                OF INITIAL      PRINCIPAL         LOANS IN      PRINCIPAL       TERM TO     FICO        ORIGINAL
                                 MORTGAGE        BALANCE            LOAN         BALANCE       MATURITY    CREDIT       LOAN-TO-
MORTGAGE RATE (%)                  LOANS       OUTSTANDING         GROUP 2    OUTSTANDING ($)   (MONTHS)    SCORE    VALUE RATIO (%)
---------------------------     ----------  ------------------  ------------  ---------------  ---------  --------   ---------------
6.000......................         10      $     1,840,914.10       1.15%      184,091.41        301       690         52.24
6.055......................          1              202,329.88       0.13       202,329.88        359       687         86.54
6.120......................          2              294,500.00       0.18       147,250.00        360       750         95.00
6.125......................         79           19,550,883.17      12.24       247,479.53        353       725         60.51
6.135......................          1              387,900.00       0.24       387,900.00        360       694         86.20
6.170......................          1              135,000.00       0.08       135,000.00        360       725         90.00
6.175......................          1              110,700.00       0.07       110,700.00        360       714         87.17
6.250......................         10            1,942,920.00       1.22       194,292.00        360       752         70.69
6.375......................          1              325,000.00       0.20       325,000.00        360       792         50.00
6.500......................        647          121,858,964.79      76.31       188,344.61        359       705         69.32
6.625......................         49            9,178,486.91       5.75       187,316.06        359       713         72.44
6.750......................          9            1,693,026.00       1.06       188,114.00        360       714         78.54
6.875......................          9            2,160,841.65       1.35       240,093.52        360       671         62.56
                                   ---      ------------------     ------
  Total....................        820      $   159,681,466.50     100.00%
                                   ===      ==================     ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (as so adjusted) is approximately 6.457% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 is approximately 6.461% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                WEIGHTED
                                                        % OF INITIAL                             AVERAGE                  WEIGHTED
RANGE OF                      NUMBER      AGGREGATE        MORTGAGE     AVERAGE       WEIGHTED  REMAINING   WEIGHTED      AVERAGE
CURRENT MORTGAGE            OF INITIAL    PRINCIPAL        LOANS IN    PRINCIPAL       AVERAGE   TERM TO  AVERAGE FICO    ORIGINAL
LOAN PRINCIPAL               MORTGAGE      BALANCE           LOAN       BALANCE       MORTGAGE   MATURITY    CREDIT    LOAN-TO-VALUE
BALANCES ($)                  LOANS      OUTSTANDING        GROUP 2  OUTSTANDING ($)   RATE (%)  (MONTHS)    SCORE       RATIO (%)
--------------------------  ---------- ---------------- ------------ ---------------  --------- --------- ------------ -------------
      0.01 -  50,000.00...      14     $     650,831.13      0.41%      46,487.94       6.449      351        734          34.27
 50,000.01 - 100,000.00...      95         7,756,089.33      4.86       81,643.05       6.512      357        720          59.11
100,000.01 - 150,000.00...     168        21,247,689.03     13.31      126,474.34       6.504      358        711          69.51
150,000.01 - 200,000.00...     187        32,846,763.09     20.57      175,651.14       6.486      357        704          67.44
200,000.01 - 250,000.00...     152        33,984,541.78     21.28      223,582.51       6.422      358        699          70.17
250,000.01 - 300,000.00...      94        25,977,076.58     16.27      276,351.88       6.441      358        713          66.86
300,000.01 - 350,000.00...      82        26,798,239.11     16.78      326,807.79       6.448      359        709          70.57
350,000.01 - 400,000.00...      25         9,065,086.21      5.68      362,603.45       6.466      359        717          69.56
400,000.01 - 450,000.00...       2           863,595.01      0.54      431,797.51       6.500      359        742          67.32
450,000.01 - 500,000.00...       1           491,555.23      0.31      491,555.23       6.500      359        708          80.00
                               ---     ----------------    ------
         Total............     820     $ 159,681,466.50    100.00%
                               ===     ================    ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 is approximately $194,733.

                              FICO CREDIT SCORES(1)

                                                                                              WEIGHTED
                                                    % OF INITIAL                              AVERAGE                    WEIGHTED
                        NUMBER       AGGREGATE        MORTGAGE       AVERAGE       WEIGHTED  REMAINING    WEIGHTED       AVERAGE
                      OF INITIAL     PRINCIPAL        LOANS IN      PRINCIPAL      AVERAGE    TERM TO   AVERAGE FICO     ORIGINAL
RANGE OF               MORTGAGE       BALANCE           LOAN         BALANCE       MORTGAGE   MATURITY     CREDIT     LOAN-TO-VALUE
FICO CREDIT SCORES       LOANS      OUTSTANDING        GROUP 2    OUTSTANDING ($)  RATE (%)   (MONTHS)     SCORE        RATIO (%)
--------------------  ----------  ----------------  ------------  ---------------  --------  ---------  ------------  -------------
619 and Below.......        6     $     947,377.31      0.59%       157,896.22       6.535      360         611           71.21
620 - 639...........       62        12,977,795.96      8.13        209,319.29       6.493      359         630           66.94
640 - 659...........       82        15,786,639.12      9.89        192,519.99       6.482      358         649           62.24
660 - 679...........      109        21,901,804.62     13.72        200,933.99       6.483      359         670           69.63
680 - 699...........      109        20,728,626.06     12.98        190,170.88       6.478      358         690           66.93
700 - 719...........      126        24,377,592.01     15.27        193,472.95       6.459      357         708           70.43
720 and Above.......      326        62,961,631.42     39.43        193,133.84       6.435      357         760           69.34
                          ---     ----------------    ------
        Total.......      820     $ 159,681,466.50    100.00%
                          ===     ================    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 is approximately 708.

                             DOCUMENTATION PROGRAMS

                                                                                                  WEIGHTED
                                                           % OF INITIAL                            AVERAGE   WEIGHTED     WEIGHTED
                                NUMBER        AGGREGATE       MORTGAGE     AVERAGE      WEIGHTED  REMAINING  AVERAGE      AVERAGE
                              OF INITIAL      PRINCIPAL       LOANS IN    PRINCIPAL     AVERAGE    TERM TO     FICO       ORIGINAL
                               MORTGAGE        BALANCE          LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                 LOANS        OUTSTANDING       GROUP 2  OUTSTANDING ($)  RATE (%)  (MONTHS)   SCORE      RATIO (%)
----------------------------  ---------- ----------------- ------------ --------------- --------- ---------  --------  -------------
Full/Alternative............     254     $   49,925,038.62     31.27%     196,555.27      6.359       357       710         70.60
No Income/No Asset..........      79         14,776,830.80      9.25      187,048.49      6.525       359       706         61.05
Preferred...................      84         16,883,371.45     10.57      200,992.52      6.450       353       751         63.09
Reduced.....................     366         70,761,414.44     44.31      193,337.20      6.516       359       700         69.86
Stated Income/Stated Asset..      37          7,334,811.19      4.59      198,238.14      6.521       359       677         65.24
                                 ---     -----------------    ------
        Total...............     820     $  159,681,466.50    100.00%
                                 ===     =================    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                               WEIGHTED
                                                        % OF INITIAL                            AVERAGE                   WEIGHTED
                              NUMBER       AGGREGATE      MORTGAGE      AVERAGE      WEIGHTED  REMAINING                  AVERAGE
                            OF INITIAL     PRINCIPAL      LOANS IN     PRINCIPAL      AVERAGE   TERM TO    WEIGHTED       ORIGINAL
RANGE OF ORIGINAL            MORTGAGE       BALANCE         LOAN        BALANCE      MORTGAGE  MATURITY  AVERAGE FICO  LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS       OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)  (MONTHS)  CREDIT SCORE    RATIO (%)
------------------------  ------------ ---------------- ------------ --------------- ---------  --------  ------------ -------------
50.00 and Below...........      155    $  24,748,557.84     15.50%     159,668.12      6.414      354         708          39.84
50.01 to 55.00............       48        9,658,858.06      6.05      201,226.21      6.371      355         692          52.69
55.01 to 60.00............       67       14,739,364.50      9.23      219,990.51      6.436      358         704          57.69
60.01 to 65.00............       41        9,199,209.95      5.76      224,370.97      6.413      359         702          62.57
65.01 to 70.00............       45        9,883,683.32      6.19      219,637.41      6.472      359         704          68.03
70.01 to 75.00............       46        9,666,513.44      6.05      210,141.60      6.528      358         688          73.77
75.01 to 80.00............      371       72,775,907.57     45.58      196,161.48      6.486      359         715          79.68
80.01 to 85.00............        6        1,167,773.94      0.73      194,628.99      6.500      360         711          83.94
85.01 to 90.00............       29        5,755,713.80      3.60      198,472.89      6.490      358         698          89.08
90.01 to 95.00............       12        2,085,884.08      1.31      173,823.67      6.498      359         749          94.69
                                ---    ----------------    ------
Total.....................      820    $ 159,681,466.50    100.00%
                                ===    ================    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 is approximately 68.35%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                WEIGHTED
                                                       % OF INITIAL                              AVERAGE    WEIGHTED    WEIGHTED
                            NUMBER                       MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE      AVERAGE
                          OF INITIAL     AGGREGATE       LOANS IN     PRINCIPAL       AVERAGE    TERM TO      FICO      ORIGINAL
                           MORTGAGE  PRINCIPAL BALANCE     LOAN        BALANCE       MORTGAGE    MATURITY    CREDIT   LOAN-TO-VALUE
STATE                       LOANS       OUTSTANDING       GROUP 2   OUTSTANDING ($)   RATE (%)    (MONTHS)    SCORE      RATIO (%)
------------------------  ---------- ----------------- ------------ ---------------  ---------  ----------  --------  --------------
Arizona.................      74     $   13,009,417.91     8.15%      175,802.94       6.474        358        706         67.95
California..............     153         36,409,502.58    22.80       237,970.61       6.439        357        700         61.39
Colorado................      27          5,308,117.15     3.32       196,596.93       6.455        360        705         75.16
Florida.................      72         13,583,838.99     8.51       188,664.43       6.496        359        710         71.01
Illinois................      25          5,192,777.81     3.25       207,711.11       6.455        360        690         73.00
Maryland................      18          4,259,714.49     2.67       236,650.81       6.478        356        701         61.10
Massachusetts...........      23          5,469,195.70     3.43       237,791.12       6.507        359        691         67.85
Nevada..................      17          3,605,004.48     2.26       212,059.09       6.403        360        711         64.55
New Jersey..............      25          5,488,719.60     3.44       219,548.78       6.518        359        688         57.15
New York................      22          5,447,588.45     3.41       247,617.66       6.495        356        707         58.20
Oregon..................      25          5,019,754.54     3.14       200,790.18       6.377        352        711         73.23
Pennsylvania............      22          3,874,081.99     2.43       176,094.64       6.507        360        716         71.58
Texas...................      57          7,848,248.74     4.91       137,688.57       6.497        360        720         76.58
Virginia................      28          6,226,978.72     3.90       222,392.10       6.332        356        719         64.52
Washington..............      21          4,264,636.58     2.67       203,077.93       6.473        360        730         75.61
Other (less than 2%)....     211         34,673,888.77    21.71       164,331.23       6.471        358        718         74.60
                             ---     -----------------   ------
        Total...........     820     $  159,681,466.50   100.00%
                             ===     =================   ======

----------
(1) The Other row in the preceding table includes 33 other states with under 2% concentrations individually. No more than approximately 0.482% of the Initial Mortgage Loans in loan group 2 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                      % OF INITIAL                             WEIGHTED                  WEIGHTED
                           NUMBER                        MORTGAGE      AVERAGE     WEIGHTED     AVERAGE      WEIGHTED     AVERAGE
                         OF INITIAL     AGGREGATE        LOANS IN     PRINCIPAL    AVERAGE  REMAINING TERM   AVERAGE     ORIGINAL
                          MORTGAGE  PRINCIPAL BALANCE   LOAN GROUP     BALANCE     MORTGAGE   TO MATURITY  FICO CREDIT LOAN-TO-VALUE
LOAN PURPOSE               LOANS       OUTSTANDING           2     OUTSTANDING ($) RATE (%)    (MONTHS)       SCORE      RATIO (%)
------------------------ ---------- ----------------- ------------ --------------- -------- -------------- ----------- -------------
Refinance (cash-out)....    342     $   68,404,376.82     42.84%     200,012.80     6.451         357          692         62.01
Purchase................    353         66,819,128.83     41.85      189,289.32     6.482         359          727         76.46
Refinance (rate/term)...    125         24,457,960.85     15.32      195,663.69     6.434         358          702         63.92
                            ---     -----------------    ------
        Total...........    820     $  159,681,466.50    100.00%
                            ===     =================    ======

                         TYPES OF MORTGAGED PROPERTIES

                                                                                                WEIGHTED
                                                        % OF INITIAL                            AVERAGE                 WEIGHTED
                             NUMBER                        MORTGAGE      AVERAGE     WEIGHTED  REMAINING    WEIGHTED    AVERAGE
                           OF INITIAL     AGGREGATE        LOANS IN     PRINCIPAL     AVERAGE    TERM TO     AVERAGE    ORIGINAL
                            MORTGAGE  PRINCIPAL BALANCE   LOAN GROUP     BALANCE     MORTGAGE   MATURITY  FICO CREDIT LOAN-TO-VALUE
PROPERTY TYPE                 LOANS       OUTSTANDING         2      OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE       RATIO (%)
-------------------------- ---------- ----------------- ------------ --------------- ---------  --------- ----------- -------------
2-4 Family Residence......      50    $   12,183,184.69     7.63%      243,663.69      6.514       360         725         67.86
Cooperative...............       1            76,000.00     0.05        76,000.00      6.500       360         691          7.60
High-rise Condominium.....       9         1,954,495.06     1.22       217,166.12      6.477       352         729         73.96
Low-rise Condominium......      73        12,667,610.09     7.93       173,528.91      6.491       358         729         71.57
Planned Unit Development..     186        35,894,587.05    22.48       192,981.65      6.465       358         706         71.51
Single Family Residence...     501        96,905,589.61    60.69       193,424.33      6.449       358         704         66.75
                               ---    -----------------   ------
        Total.............     820    $  159,681,466.50   100.00%
                               ===    =================   ======

                               OCCUPANCY TYPES(1)

                                                                                            WEIGHTED
                                                    % OF INITIAL                             AVERAGE  WEIGHTED    WEIGHTED
                         NUMBER                        MORTGAGE     AVERAGE       WEIGHTED  REMAINING  AVERAGE     AVERAGE
                       OF INITIAL     AGGREGATE        LOANS IN    PRINCIPAL       AVERAGE   TERM TO    FICO      ORIGINAL
                        MORTGAGE  PRINCIPAL BALANCE      LOAN       BALANCE       MORTGAGE  MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE            LOANS       OUTSTANDING       GROUP 2  OUTSTANDING ($)   RATE (%) (MONTHS)   SCORE      RATIO (%)
---------------------  ---------- ----------------- ------------ ---------------  --------- --------- --------  -------------
Investment Property..      87     $   15,692,620.63     9.83%      180,374.95       6.461     359       729         67.72
Primary Residence....     684        134,608,521.00    84.30       196,796.08       6.456     358       705         68.00
Secondary Residence..      49          9,380,324.87     5.87       191,435.20       6.528     360       725         74.35
                          ---     -----------------   ------
        Total........     820     $  159,681,466.50   100.00%
                          ===     =================   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                             WEIGHTED
                                                      % OF INITIAL                                 WEIGHTED  AVERAGE
                         NUMBER                         MORTGAGE       AVERAGE          WEIGHTED   AVERAGE   ORIGINAL
                       OF INITIAL     AGGREGATE         LOANS IN      PRINCIPAL          AVERAGE     FICO    LOAN-TO-
REMAINING TERM           MORTGAGE  PRINCIPAL BALANCE      LOAN          BALANCE          MORTGAGE   CREDIT    VALUE
TO MATURITY (MONTHS)      LOANS       OUTSTANDING        GROUP 2    OUTSTANDING ($)      RATE (%)    SCORE   RATIO (%)
---------------------  ----------  -----------------  ------------  ---------------     ---------  --------  ---------

360..................      564      $106,072,947.60       66.43%      188,072.60          6.489       709      68.82
359..................      188        40,230,352.65       25.19       213,991.24          6.417       705      66.85
358..................       30         6,110,495.42        3.83       203,683.18          6.427       704      72.45
357..................       10         2,417,914.01        1.51       241,791.40          6.349       695      70.25
356..................        5           666,409.20        0.42       133,281.84          6.544       710      88.11
355..................        5         1,091,849.22        0.68       218,369.84          6.533       718      78.90
353..................        1           154,339.67        0.10       154,339.67          6.500       704      70.00
352..................        1           134,482.15        0.08       134,482.15          6.500       740      80.00
350..................        1           354,152.04        0.22       354,152.04          6.125       707      68.19
300..................        2           541,502.00        0.34       270,751.00          6.500       704      60.93
240..................       11         1,659,000.00        1.04       150,818.18          6.071       746      44.00
239..................        1           177,914.10        0.11       177,914.10          6.000       722      48.85
232..................        1            70,108.44        0.04        70,108.44          6.125       727      89.38
                           ---      ---------------      ------
        Total........      820      $159,681,466.50      100.00%
                           ===      ===============      ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 is approximately 358 months.

                                  LOAN GROUP 3

                               MORTGAGE RATES(1)

                                                                                                   WEIGHTED               WEIGHTED
                                                                 % OF INITIAL                      AVERAGE    WEIGHTED    AVERAGE
                                     NUMBER          AGGREGATE     MORTGAGE         AVERAGE       REMAINING    AVERAGE    ORIGINAL
                                   OF INITIAL        PRINCIPAL     LOANS IN        PRINCIPAL       TERM TO      FICO      LOAN-TO-
                                    MORTGAGE          BALANCE        LOAN           BALANCE        MATURITY    CREDIT   VALUE RATIO
MORTGAGE RATE (%)                    LOANS         OUTSTANDING      GROUP 3     OUTSTANDING ($)    (MONTHS)     SCORE       (%)
---------------------------------  ----------  ----------------  ------------   ---------------  -----------  --------  -----------
6.125............................           1  $     174,824.98          0.08%    174,824.98         358         806        81.62
6.490............................           1        261,000.00          0.12     261,000.00         359         680        90.00
6.495............................           1        264,600.00          0.12     264,600.00         360         714        90.00
6.500............................          21      5,134,570.03          2.42     244,503.33         359         717        66.25
6.520............................           1        192,500.00          0.09     192,500.00         360         768        86.71
6.555............................           1        224,910.00          0.11     224,910.00         359         688        90.00
6.570............................           1        187,290.00          0.09     187,290.00         358         672        90.00
6.600............................           2        425,528.00          0.20     212,764.00         359         748        95.00
6.620............................           1        292,500.00          0.14     292,500.00         360         683        90.00
6.625............................          15      3,545,083.03          1.67     236,338.87         359         714        73.82
6.645............................           1        176,400.00          0.08     176,400.00         360         694        90.00
6.655............................           1        195,500.00          0.09     195,500.00         360         765        89.68
6.670............................           1        160,550.00          0.08     160,550.00         360         697        95.00
6.675............................           2        264,087.51          0.12     132,043.76         359         705        89.04
6.720............................           1        168,650.00          0.08     168,650.00         360         656        89.88
6.725............................           1        513,000.00          0.24     513,000.00         360         736        88.45
6.745............................           3        565,058.28          0.27     188,352.76         359         717        93.33
6.750............................          42      9,843,084.13          4.63     234,359.15         358         715        76.54
6.760............................           1        166,500.00          0.08     166,500.00         359         648        90.00
6.770............................           2        201,327.14          0.09     100,663.57         359         729        91.41
6.795............................           3        406,000.00          0.19     135,333.33         359         708        93.04
6.800............................           4        729,558.44          0.34     182,389.61         359         704        91.74
6.805............................           1        135,000.00          0.06     135,000.00         359         679        90.00
6.845............................           1        251,808.25          0.12     251,808.25         359         721        90.00
6.870............................           2        377,600.00          0.18     188,800.00         360         653        95.00
6.875............................          18      4,637,560.72          2.18     257,642.26         360         716        79.74
6.885............................           1        182,761.00          0.09     182,761.00         359         788        95.00
6.895............................           3        480,400.00          0.23     160,133.33         360         682        90.58
6.910............................           1         76,000.00          0.04      76,000.00         359         750        95.00

                                                                                                   WEIGHTED               WEIGHTED
                                                                 % OF INITIAL                      AVERAGE    WEIGHTED    AVERAGE
                                     NUMBER          AGGREGATE     MORTGAGE         AVERAGE       REMAINING    AVERAGE    ORIGINAL
                                   OF INITIAL        PRINCIPAL     LOANS IN        PRINCIPAL       TERM TO      FICO      LOAN-TO-
                                    MORTGAGE          BALANCE        LOAN           BALANCE        MATURITY    CREDIT   VALUE RATIO
MORTGAGE RATE (%)                    LOANS         OUTSTANDING      GROUP 3     OUTSTANDING ($)    (MONTHS)     SCORE       (%)
---------------------------------  ----------  ----------------  ------------   ---------------  -----------  --------  -----------
6.920............................           1        101,000.00          0.05     101,000.00         359         661        93.52
6.930............................           1        234,910.00          0.11     234,910.00         360         706        84.50
6.935............................           1        161,825.42          0.08     161,825.42         358         688        90.00
6.955............................           1        310,250.00          0.15     310,250.00         360         713        85.00
6.970............................           2        595,250.00          0.28     297,625.00         360         634        83.85
6.985............................           1        163,350.00          0.08     163,350.00         358         730        90.00
6.990............................           3        581,921.15          0.27     193,973.72         360         675        87.82
6.995............................           2        483,050.00          0.23     241,525.00         360         734        89.76
7.000............................         138     26,062,227.79         12.26     188,856.72         359         691        73.97
7.005............................           1        179,957.99          0.08     179,957.99         359         710        90.00
7.010............................           2        172,700.00          0.08      86,350.00         358         769        94.53
7.020............................           2        263,350.00          0.12     131,675.00         359         709        92.80
7.035............................           1        240,300.00          0.11     240,300.00         359         708        94.98
7.045............................           2        283,083.11          0.13     141,541.56         359         685        94.25
7.050............................           1        184,500.00          0.09     184,500.00         360         717        90.00
7.115............................           3        369,450.00          0.17     123,150.00         359         684        90.00
7.120............................           1         78,375.00          0.04      78,375.00         360         769        95.00
7.125............................         126     23,497,229.33         11.06     186,485.95         359         710        78.23
7.140............................           1        194,844.52          0.09     194,844.52         359         703        75.29
7.175............................           1        297,000.00          0.14     297,000.00         360         703        90.00
7.195............................           1        261,000.00          0.12     261,000.00         360         672        90.00
7.220............................           1        244,600.00          0.12     244,600.00         359         746        90.00
7.245............................           1        297,350.00          0.14     297,350.00         359         704        95.00
7.250............................         204     39,680,850.11         18.67     194,513.97         359         705        80.14
7.270............................           2        289,500.00          0.14     144,750.00         357         707        94.99
7.280............................           1         67,900.00          0.03      67,900.00         300         648        89.93
7.300............................           1        304,000.00          0.14     304,000.00         359         694        95.00
7.310............................           1        323,062.54          0.15     323,062.54         359         694        90.00
7.370............................           2        237,405.00          0.11     118,702.50         359         658        95.00
7.375............................         141     26,490,718.27         12.46     187,877.43         359         707        79.17
7.415............................           1        116,000.00          0.05     116,000.00         360         699        89.23
7.435............................           1        103,500.00          0.05     103,500.00         359         675        90.00
7.480............................           1        209,874.73          0.10     209,874.73         357         789        95.00
7.490............................           1        216,000.00          0.10     216,000.00         360         795        90.00
7.500............................         148     30,182,318.12         14.20     203,934.58         359         698        79.25

                                                                                                   WEIGHTED               WEIGHTED
                                                                 % OF INITIAL                      AVERAGE    WEIGHTED    AVERAGE
                                     NUMBER          AGGREGATE     MORTGAGE         AVERAGE       REMAINING    AVERAGE    ORIGINAL
                                   OF INITIAL        PRINCIPAL     LOANS IN        PRINCIPAL       TERM TO      FICO      LOAN-TO-
                                    MORTGAGE          BALANCE        LOAN           BALANCE        MATURITY    CREDIT   VALUE RATIO
MORTGAGE RATE (%)                    LOANS         OUTSTANDING      GROUP 3     OUTSTANDING ($)    (MONTHS)     SCORE       (%)
---------------------------------  ----------  ----------------  ------------   ---------------  -----------  --------  -----------
7.505............................           1        186,675.00          0.09     186,675.00         360         704        95.00
7.510............................           1        186,201.00          0.09     186,201.00         359         724        95.00
7.530............................           1         30,600.00          0.01      30,600.00         360         759        90.00
7.545............................           1         95,000.00          0.04      95,000.00         360         700        95.00
7.625............................          23      4,565,662.81          2.15     198,507.08         359         708        77.55
7.645............................           1        144,999.88          0.07     144,999.88         359         707        93.55
7.730............................           1        191,691.00          0.09     191,691.00         359         743        90.00
7.740............................           2        381,420.00          0.18     190,710.00         359         710        90.00
7.750............................          26      5,292,302.07          2.49     203,550.08         359         698        76.62
7.835............................           1        169,005.00          0.08     169,005.00         358         789        95.00
7.875............................          33      6,117,292.98          2.88     185,372.51         359         698        79.15
7.950............................           1        276,000.00          0.13     276,000.00         358         635        80.00
7.990............................           1        428,480.00          0.20     428,480.00         359         721        80.00
8.000............................          24      4,952,609.98          2.33     206,358.75         360         711        79.31
8.125............................           4        818,628.00          0.39     204,657.00         359         704        78.82
8.145............................           1        152,000.00          0.07     152,000.00         359         813        95.00
8.250............................           4        848,264.00          0.40     212,066.00         359         724        79.65
8.270............................           1        270,750.00          0.13     270,750.00         360         777        95.00
8.375............................           5        933,200.00          0.44     186,640.00         360         675        80.62
8.500............................          10      1,727,770.46          0.81     172,777.05         358         661        79.99
8.625............................           2        537,000.00          0.25     268,500.00         360         704        85.53
8.750............................           2         98,400.00          0.05      49,200.00         357         664        80.00
8.875............................           2        430,900.00          0.20     215,450.00         359         671        80.00
                                        -----  ----------------        ------
  Total..........................       1,080  $ 212,547,156.77        100.00%
                                        =====  ================        ======

---------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 3 (as so adjusted) is approximately 7.267% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 3 is approximately 7.311% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                WEIGHTED
                                                        % OF INITIAL                             AVERAGE  WEIGHTED    WEIGHTED
RANGE OF                       NUMBER      AGGREGATE      MORTGAGE      AVERAGE       WEIGHTED  REMAINING  AVERAGE    AVERAGE
CURRENT MORTGAGE             OF INITIAL    PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO     ORIGINAL
LOAN PRINCIPAL                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
BALANCES ($)                   LOANS      OUTSTANDING      GROUP 3    OUTSTANDING ($)  RATE (%)  (MONTHS)  SCORE      RATIO (%)
---------------------------- ---------- --------------- ------------  --------------- --------  --------- --------  --------------
      0.01 -    50,000.00...         17 $    762,374.31         0.36%     44,845.55     7.521       359       717        72.75
 50,000.01 -   100,000.00...        112    8,892,417.73         4.18      79,396.59     7.408       359       712        80.30
100,000.01 -   150,000.00...        231   29,151,192.15        13.72     126,195.64     7.295       359       705        78.31
150,000.01 -   200,000.00...        261   45,687,360.20        21.50     175,047.36     7.338       359       704        78.74
200,000.01 -   250,000.00...        183   41,350,374.87        19.45     225,958.33     7.285       359       701        77.87
250,000.01 -   300,000.00...        133   36,623,389.27        17.23     275,363.83     7.334       359       706        80.25
300,000.01 -   350,000.00...        101   32,686,654.30        15.38     323,630.24     7.274       359       703        79.75
350,000.01 -   400,000.00...         26    9,512,591.46         4.48     365,868.90     7.297       359       707        78.32
400,000.01 -   450,000.00...          9    3,865,956.27         1.82     429,550.70     7.315       358       687        79.62
500,000.01 -   550,000.00...          3    1,529,000.00         0.72     509,666.67     7.210       360       693        82.84
550,000.01 -   600,000.00...          2    1,136,368.76         0.53     568,184.38     7.378       358       704        74.83
600,000.01 -   650,000.00...          1      636,977.45         0.30     636,977.45     7.000       359       707        75.00
700,000.01 -   750,000.00...          1      712,500.00         0.34     712,500.00     7.500       359       733        75.00
                                  ----- ---------------       ------
         Total..............      1,080 $212,547,156.77       100.00%
                                  ===== ===============       ======

---------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 3 is approximately $196,803.

                              FICO CREDIT SCORES(1)

                                                                                          WEIGHTED
                                                 % OF INITIAL                             AVERAGE   WEIGHTED     WEIGHTED
                       NUMBER      AGGREGATE      MORTGAGE        AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                     OF INITIAL    PRINCIPAL      LOANS IN        PRINCIPAL     AVERAGE     TERM TO    FICO       ORIGINAL
RANGE OF              MORTGAGE      BALANCE        LOAN           BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES     LOANS      OUTSTANDING     GROUP 3      OUTSTANDING ($)  RATE (%)   (MONTHS)   SCORE      RATIO (%)
-------------------- ---------- ---------------- ------------  --------------- --------- ---------- --------  -------------
619 and Below.......          3 $     837,735.32         0.39%   279,245.11      6.672       359      611          66.60
620 - 639...........         73    14,468,926.26         6.81    198,204.47      7.352       359      630          76.07
640 - 659...........        101    19,785,499.47         9.31    195,896.03      7.346       359      650          77.30
660 - 679...........        157    30,415,702.89        14.31    193,730.59      7.312       359      670          78.88
680 - 699...........        192    37,338,285.47        17.57    194,470.24      7.318       359      689          79.02
700 - 719...........        171    36,137,016.46        17.00    211,327.58      7.329       359      708          80.81
720 and Above.......        378    72,532,924.90        34.13    191,886.04      7.277       359      755          79.21
Not Available.......          5     1,031,066.00         0.49    206,213.20      8.124       360      N/A          77.51
                          ----- ----------------       ------
        Total.......      1,080 $ 212,547,156.77       100.00%
                          ===== ================       ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 3 is approximately 704.

                             DOCUMENTATION PROGRAMS

                                                             % OF                            WEIGHTED             WEIGHTED
                                                           INITIAL      AVERAGE              AVERAGE   WEIGHTED   AVERAGE
                                NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL  WEIGHTED  REMAINING  AVERAGE    ORIGINAL
                              OF INITIAL    PRINCIPAL      LOANS IN     BALANCE   AVERAGE    TERM TO     FICO     LOAN-TO-
                               MORTGAGE      BALANCE         LOAN     OUTSTANDING MORTGAGE   MATURITY   CREDIT  VALUE RATIO
TYPE OF PROGRAM                 LOANS     OUTSTANDING       GROUP 3        ($)     RATE (%)   (MONTHS)   SCORE       (%)
----------------------------- ---------- ----------------- ---------  ----------- --------- ---------- -------- -----------
Full/Alternative.............        222 $   42,419,685.95     19.96%  191,079.67   7.102       359       703       79.11
No Income/No Asset...........        169     32,653,902.45     15.36   193,218.36   7.369       358       711       80.84
Preferred....................         83     17,477,619.22      8.22   210,573.73   7.156       359       736       81.93
Reduced......................        595    118,030,787.38     55.53   198,371.07   7.398       359       698       78.17
Stated Income/Stated Asset...         10      1,673,413.18      0.79   167,341.32   7.122       359       648       69.01
Streamlined..................          1        291,748.59      0.14   291,748.59   6.750       359       775       41.42
                                   ----- -----------------    ------
        Total................      1,080 $  212,547,156.77    100.00%
                                   ===== =================    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                              WEIGHTED
                                                       % OF INITIAL                            AVERAGE                 WEIGHTED
                             NUMBER      AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING                 AVERAGE
                           OF INITIAL    PRINCIPAL      LOANS IN       PRINCIPAL     AVERAGE   TERM TO    WEIGHTED      ORIGINAL
RANGE OF ORIGINAL           MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  MATURITY  AVERAGE FICO LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)     LOANS      OUTSTANDING      GROUP 3    OUTSTANDING ($)  RATE (%)  (MONTHS) CREDIT SCORE   RATIO (%)
-------------------------- ---------- ---------------- ----------   --------------- --------- --------- ------------ -------------
50.00 and Below...........         48 $   8,410,504.45      3.96%      175,218.84     7.040      358         708          39.61
50.01 to 55.00............          7     1,548,669.93      0.73       221,238.56     7.068      360         681          52.63
55.01 to 60.00............         14     2,713,621.51      1.28       193,830.11     7.089      359         688          57.59
60.01 to 65.00............         15     2,956,369.46      1.39       197,091.30     7.240      359         672          62.97
65.01 to 70.00............         51     9,998,319.78      4.70       196,045.49     7.231      359         704          68.98
70.01 to 75.00............         80    16,449,037.91      7.74       205,612.97     7.326      359         695          74.30
75.01 to 80.00............        626   125,592,836.45     59.09       200,627.53     7.308      359         706          79.79
80.01 to 85.00............         18     3,403,740.77      1.60       189,096.71     7.212      355         685          84.19
85.01 to 90.00............        135    25,437,680.33     11.97       188,427.26     7.371      359         699          89.72
90.01 to 95.00............         86    16,036,376.18      7.54       186,469.49     7.521      359         724          94.92
                                ----- ----------------    ------
Total.....................      1,080 $ 212,547,156.77    100.00%
                                ===== ================    ======

---------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 3 is approximately 78.95%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 3 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                               WEIGHTED
                                                     % OF INITIAL                               AVERAGE   WEIGHTED   WEIGHTED
                          NUMBER                       MORTGAGE      AVERAGE       WEIGHTED    REMAINING   AVERAGE    AVERAGE
                        OF INITIAL     AGGREGATE       LOANS IN      PRINCIPAL      AVERAGE     TERM TO     FICO      ORIGINAL
                         MORTGAGE  PRINCIPAL BALANCE     LOAN        BALANCE       MORTGAGE    MATURITY    CREDIT  LOAN-TO-VALUE
STATE                      LOANS       OUTSTANDING     GROUP 3     OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
----------------------- ---------- ----------------- ------------  --------------- ---------- ----------- -------- -------------
Arizona................        145 $   29,817,412.70       14.03%      205,637.33      7.419       359        711       81.03
California.............         57     15,370,697.15        7.23      269,661.35      7.253       358        685       69.60
Colorado...............         24      4,561,015.99        2.15      190,042.33      7.174       359        713       81.49
Florida................        148     27,414,607.51       12.90      185,233.83      7.253       359        706       79.25
Georgia................         46      7,362,424.32        3.46      160,052.70      7.309       359        697       81.86
Illinois...............         67     13,417,734.03        6.31      200,264.69      7.333       359        704       82.83
Massachusetts..........         32      8,303,713.98        3.91      259,491.06      7.349       359        700       71.52
Michigan...............         35      5,366,506.96        2.52      153,328.77      7.216       359        707       78.17
Nevada.................         54     12,019,983.70        5.66      222,592.29      7.529       357        687       80.96
New Jersey.............         57     14,556,299.92        6.85      255,373.68      7.385       359        710       79.38
New York...............         29      8,596,564.49        4.04      296,433.26      7.366       359        700       76.06
Texas..................         59      8,580,712.15        4.04      145,435.80      7.253       359        711       80.72
Washington.............         30      6,830,952.53        3.21      227,698.42      7.212       360        709       77.02
Other (less than 2%)...        297     50,348,531.34       23.69      169,523.67      7.249       359        706       79.89
                             ----- -----------------      ------
        Total..........      1,080 $  212,547,156.77      100.00%
                             ===== =================      ======

---------
(1) The Other row in the preceding table includes 32 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 2.311% of the Initial Mortgage Loans in loan group 3 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                              WEIGHTED
                                                      % OF INITIAL                             AVERAGE  WEIGHTED    WEIGHTED
                           NUMBER                       MORTGAGE       AVERAGE      WEIGHTED  REMAINING  AVERAGE     AVERAGE
                         OF INITIAL     AGGREGATE       LOANS IN      PRINCIPAL      AVERAGE   TERM TO    FICO      ORIGINAL
                          MORTGAGE  PRINCIPAL BALANCE    LOAN          BALANCE      MORTGAGE  MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE               LOANS       OUTSTANDING      GROUP 3     OUTSTANDING ($)  RATE (%)  (MONTHS)   SCORE     RATIO (%)
------------------------ ---------- ----------------- ------------  --------------- --------- --------- --------- -------------
Refinance (cash-out)....        227 $   45,002,361.98        21.17%   198,248.29      7.202       359      686         69.61
Purchase................        766    151,442,214.40        71.25    197,705.24      7.356       359      709         81.63
Refinance (rate/term)...         87     16,102,580.39         7.58    185,087.13      7.200       359      708         79.90
                              ----- -----------------       ------
        Total...........      1,080 $  212,547,156.77       100.00%
                              ===== =================       ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                  WEIGHTED
                                                         % OF INITIAL                              AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER                       MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                            OF INITIAL     AGGREGATE       LOANS IN       PRINCIPAL     AVERAGE    TERM TO     FICO      ORIGINAL
                             MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                  LOANS       OUTSTANDING      GROUP 3    OUTSTANDING ($)  RATE (%)  (MONTHS)    SCORE     RATIO (%)
--------------------------- ---------- ----------------- ------------  --------------- --------- ---------- --------- --------------
2-4 Family Residence.......        109 $   27,343,405.40        12.86%   250,856.93      7.369       359       707         77.80
Condominium Hotel..........          3        472,420.00         0.22    157,473.33      7.428       360       775         69.78
High-rise Condominium......         21      4,583,801.53         2.16    218,276.26      7.382       359       712         77.32
Low-rise Condominium.......        147     26,753,021.02        12.59    181,993.34      7.374       359       711         80.11
Planned Unit Development...        241     52,500,619.84        24.70    217,844.90      7.303       359       704         81.23
Single Family Residence....        559    100,893,888.98        47.47    180,489.96      7.280       359       701         77.89
                                 ----- -----------------       ------
        Total..............      1,080 $  212,547,156.77       100.00%
                                 ===== =================       ======

                               OCCUPANCY TYPES(1)

                                                                                             WEIGHTED
                                                     % OF INITIAL                            AVERAGE  WEIGHTED   WEIGHTED
                          NUMBER                       MORTGAGE       AVERAGE      WEIGHTED REMAINING AVERAGE     AVERAGE
                        OF INITIAL     AGGREGATE       LOANS IN      PRINCIPAL      AVERAGE  TERM TO    FICO     ORIGINAL
                         MORTGAGE  PRINCIPAL BALANCE    LOAN         BALANCE       MORTGAGE  MATURITY  CREDIT  LOAN-TO-VALUE
OCCUPANCY TYPE             LOANS       OUTSTANDING     GROUP 3    OUTSTANDING ($)  RATE (%)  (MONTHS)  SCORE     RATIO (%)
----------------------- ---------- ----------------- ------------ --------------- --------- --------- -------- -------------
Investment Property....        369 $   64,357,489.58    30.28%      174,410.54      7.448      359      711        77.17
Primary Residence......        655    136,856,153.48    64.39       208,940.69      7.243      359      700        79.91
Secondary Residence....         56     11,333,513.71     5.33       202,384.17      7.364      360      713        77.48
                             ----- -----------------   ------
        Total..........      1,080 $  212,547,156.77   100.00%
                             ===== =================   ======

---------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                       WEIGHTED
                                                     % OF INITIAL                            WEIGHTED   AVERAGE
                          NUMBER                       MORTGAGE       AVERAGE      WEIGHTED  AVERAGE  ORIGINAL
                        OF INITIAL    AGGREGATE        LOANS IN      PRINCIPAL     AVERAGE    FICO     LOAN-TO-
REMAINING TERM            MORTGAGE PRINCIPAL BALANCE     LOAN         BALANCE      MORTGAGE   CREDIT    VALUE
TO MATURITY (MONTHS)       LOANS      OUTSTANDING       GROUP 3    OUTSTANDING ($)  RATE (%)   SCORE   RATIO (%)
----------------------- ---------- ----------------- ------------  --------------- --------- -------- ---------
360....................        603 $  118,729,759.00        55.86%    196,898.44     7.277      706     77.70
359....................        281     57,075,680.74        26.85     203,116.30     7.341      706     80.06
358....................        113     21,471,243.00        10.10     190,011.00     7.403      706     83.07
357....................         39      7,581,460.58         3.57     194,396.43     7.372      676     80.11
356....................         19      3,506,913.59         1.65     184,574.40     7.318      695     78.20
355....................         13      2,347,262.61         1.10     180,558.66     7.514      694     78.10
354....................          5        627,460.36         0.30     125,492.07     7.065      679     72.20
353....................          2        518,469.08         0.24     259,234.54     7.024      686     78.05
351....................          1         49,628.38         0.02      49,628.38     7.250      693     79.11
350....................          1        105,025.42         0.05     105,025.42     7.000      623     78.52
313....................          1        336,354.01         0.16     336,354.01     7.000      673     84.80
300....................          1         67,900.00         0.03      67,900.00     7.500      648     89.93
240....................          1        130,000.00         0.06     130,000.00     6.750      755     45.61
                             ----- -----------------       ------
        Total..........      1,080 $  212,547,156.77       100.00%
                             ===== =================       ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 3 is approximately 359 months.

                                  LOAN GROUP 4

                                MORTGAGE RATES(1)

                                                                                           WEIGHTED              WEIGHTED
                                                                % OF                        AVERAGE   WEIGHTED    AVERAGE
                                    NUMBER       AGGREGATE     MORTGAGE      AVERAGE       REMAINING   AVERAGE   ORIGINAL
                                      OF         PRINCIPAL     LOANS IN     PRINCIPAL       TERM TO     FICO      LOAN-TO-
                                   MORTGAGE       BALANCE       LOAN         BALANCE       MATURITY    CREDIT   VALUE RATIO
MORTGAGE RATE (%)                    LOANS      OUTSTANDING    GROUP 4    OUTSTANDING ($)   (MONTHS)    SCORE       (%)
---------------------------------  --------  ----------------  --------   ---------------  ---------  --------  -----------
6.125............................         1  $     204,500.00      0.08%    204,500.00        360        665       34.08
6.145............................         1        223,250.00      0.08     223,250.00        359        743       95.00
6.170............................         1        198,250.00      0.08     198,250.00        359        630       94.40
6.245............................         1        116,910.00      0.04     116,910.00        360        661       90.00
6.250............................        30      7,124,150.00      2.71     237,471.67        360        716       50.28
6.280............................         1        108,000.00      0.04     108,000.00        360        704       86.40
6.375............................        26      5,406,472.00      2.06     207,941.23        360        718       53.71
6.495............................         1         94,680.00      0.04      94,680.00        360        747       90.00
6.500............................       124     22,027,057.00      8.38     177,637.56        360        718       74.33
6.625............................       211     44,315,364.95     16.85     210,025.43        360        718       78.12
6.750............................       313     64,720,449.70     24.61     206,774.60        360        717       77.39
6.755............................         2        586,622.00      0.22     293,311.00        360        754       95.00
6.875............................       316     66,722,105.45     25.37     211,145.90        360        712       78.92
6.990............................         1        348,800.00      0.13     348,800.00        359        728       80.00
7.000............................       134     27,448,772.65     10.44     204,841.59        359        709       79.41
7.125............................        62     11,701,132.00      4.45     188,727.94        360        721       79.87
7.250............................        52      9,872,323.00      3.75     189,852.37        360        712       75.52
7.375............................         9      1,603,677.00      0.61     178,186.33        360        717       79.06
7.500............................         1        176,859.00      0.07     176,859.00        360        683       90.00
                                   --------  ----------------  --------
  Total..........................     1,287  $ 262,999,374.75    100.00%
                                   ========  ================  ========

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in loan group 4 (as so adjusted) is approximately 6.783% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in loan group 4 is approximately 6.786% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                  WEIGHTED
                                                              % OF                                 AVERAGE   WEIGHTED     WEIGHTED
RANGE OF                          NUMBER        AGGREGATE    MORTGAGE      AVERAGE      WEIGHTED  REMAINING  AVERAGE      AVERAGE
CURRENT MORTGAGE                    OF          PRINCIPAL    LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
LOAN PRINCIPAL                   MORTGAGE        BALANCE       LOAN        BALANCE      MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
BALANCES ($)                      LOANS        OUTSTANDING   GROUP 4   OUTSTANDING ($)  RATE (%)  (MONTHS)    SCORE      RATIO (%)
-------------------------------  --------  ----------------  --------  ---------------  --------  ---------  --------  -------------
      0.01 -  50,000.00........         8  $     352,768.14      0.13%    44,096.02      6.958      359       731          68.42
 50,000.01 - 100,000.00........        69      5,692,960.00      2.16     82,506.67      6.834      360       707          73.64
100,000.01 - 150,000.00........       299     37,787,376.62     14.37    126,379.19      6.773      360       717          75.31
150,000.01 - 200,000.00........       312     54,757,964.50     20.82    175,506.30      6.778      360       718          76.69
200,000.01 - 250,000.00........       233     52,015,178.83     19.78    223,241.11      6.806      360       716          78.42
250,000.01 - 300,000.00........       182     49,706,176.22     18.90    273,110.86      6.765      360       711          76.28
300,000.01 - 350,000.00........       132     42,721,223.90     16.24    323,645.64      6.804      360       715          77.93
350,000.01 - 400,000.00........        41     14,902,926.54      5.67    363,486.01      6.746      359       717          76.57
400,000.01 - 450,000.00........         6      2,600,000.00      0.99    433,333.33      6.792      359       716          77.33
450,000.01 - 500,000.00........         4      1,872,800.00      0.71    468,200.00      6.811      359       721          79.02
550,000.01 - 600,000.00........         1        590,000.00      0.22    590,000.00      7.250      360       709           7.87
                                 --------  ----------------  --------
       Total...................     1,287  $ 262,999,374.75    100.00%
                                 ========  ================  ========

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 4 is approximately $204,351.

                              FICO CREDIT SCORES(1)

                                                                                                  WEIGHTED
                                                              % OF                                 AVERAGE   WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING  AVERAGE      AVERAGE
                                    OF        PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
RANGE OF                         MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES                LOANS      OUTSTANDING    GROUP 4    OUTSTANDING ($)  RATE (%)  (MONTHS)    SCORE      RATIO (%)
-------------------------------  --------  ---------------  --------   ---------------  --------  ---------  --------  -------------
619 and Below..................         4  $    517,400.00      0.20%     129,350.00     6.963       360       605         50.08
620 - 639......................        48     9,384,905.00      3.57      195,518.85     6.758       360       630         75.35
640 - 659......................        78    17,225,795.74      6.55      220,843.54     6.788       360       651         74.84
660 - 679......................       164    33,512,036.56     12.74      204,341.69     6.775       360       669         75.65
680 - 699......................       188    37,289,460.14     14.18      198,348.19     6.803       360       689         77.07
700 - 719......................       209    43,903,251.58     16.69      210,063.40     6.811       360       709         77.82
720 and Above..................       596   121,166,525.73     46.07      203,299.54     6.775       360       755         77.05
                                 --------  ---------------  --------
         Total.................     1,287  $262,999,374.75    100.00%
                                 ========  ===============  ========


----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 4 is approximately 715.

                             DOCUMENTATION PROGRAMS

                                                                                                  WEIGHTED               WEIGHTED
                                                               % OF        AVERAGE                 AVERAGE   WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE       MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING  AVERAGE     ORIGINAL
                                    OF        PRINCIPAL      LOANS IN      BALANCE     AVERAGE     TERM TO     FICO      LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN      OUTSTANDING  MORTGAGE    MATURITY    CREDIT   VALUE RATIO
TYPE OF PROGRAM                    LOANS     OUTSTANDING      GROUP 4        ($)      RATE (%)    (MONTHS)    SCORE        (%)
-------------------------------  --------  ----------------  ---------   -----------  --------    ---------  --------  -----------
Full/Alternative...............       388  $ 71,778,437.55       27.29%   184,995.97    6.703        360       705        73.25
No Income/No Asset.............        93    20,249,059.78        7.70    217,731.83    6.881        359       722        80.07
Preferred......................       110    23,132,437.65        8.80    210,294.89    6.721        360       744        78.09
Reduced........................       694   147,165,439.77       55.96    212,053.95    6.823        360       715        77.78
Streamlined....................         2       674,000.00        0.26    337,000.00    6.878        360       686        77.39
                                 --------  ---------------   ---------
         Total.................     1,287  $262,999,374.75      100.00%
                                 ========  ===============   =========

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                  WEIGHTED
                                                             % OF                                 AVERAGE    WEIGHTED    WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL      LOANS IN     PRINCIPAL      AVERAGE    TERM TO      FICO     ORIGINAL
RANGE OF ORIGINAL               MORTGAGE      BALANCE         LOAN        BALANCE       MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)         LOANS      OUTSTANDING     GROUP 4    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------------  --------  ----------------  --------   ---------------  --------  ---------  --------  -------------
50.00 and Below...............        81  $  14,689,103.00      5.59%     181,346.95      6.577      360        718         37.87
50.01 to 55.00................        26      5,948,400.00      2.26      228,784.62      6.465      360        728         53.11
55.01 to 60.00................        26      4,823,640.00      1.83      185,524.62      6.652      360        708         58.20
60.01 to 65.00................        26      5,118,650.00      1.95      196,871.15      6.760      360        697         63.17
65.01 to 70.00................        48     11,212,044.22      4.26      233,584.25      6.809      360        709         68.96
70.01 to 75.00................        66     13,654,919.88      5.19      206,892.73      6.806      360        690         73.85
75.01 to 80.00................       862    176,254,976.64     67.02      204,472.13      6.803      360        717         79.76
80.01 to 85.00................        14      3,218,693.00      1.22      229,906.64      6.813      359        709         83.51
85.01 to 90.00................        71     13,258,144.87      5.04      186,734.43      6.841      360        713         89.83
90.01 to 95.00................        67     14,820,803.14      5.64      221,206.02      6.873      359        725         94.94
                                --------  ----------------  --------
        Total.................     1,287  $ 262,999,374.75    100.00%
                                ========  ================  ========

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 4 is approximately 76.74%.

(2) Does not take into account any secondary financing on the Mortgage Loans in loan group 4 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                  WEIGHTED
                                                              % OF                                 AVERAGE   WEIGHTED    WEIGHTED
                                NUMBER                      MORTGAGE      AVERAGE       WEIGHTED  REMAINING  AVERAGE      AVERAGE
                                  OF         AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE       MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
STATE                           LOANS       OUTSTANDING     GROUP 4    OUTSTANDING ($)  RATE (%)  (MONTHS)    SCORE      RATIO (%)
-----------------------------  --------  -----------------  --------   ---------------  --------  ---------  --------  -------------
Arizona......................       130  $   25,682,120.55      9.77%    197,554.77      6.841       360       715         80.03
California...................       149      38,493,847.45     14.64     258,347.97      6.747       360       720         69.45
Colorado.....................        61      11,056,520.00      4.20     181,254.43      6.744       360       714         78.19
Florida......................       143      27,153,912.62     10.32     189,887.50      6.814       360       722         77.67
Georgia......................        70      11,606,980.00      4.41     165,814.00      6.824       360       700         79.34
Illinois.....................        82      17,838,031.04      6.78     217,536.96      6.859       360       713         79.56
Maryland.....................        35       8,310,457.56      3.16     237,441.64      6.808       360       704         77.39
Michigan.....................        39       6,010,142.00      2.29     154,106.21      6.767       360       725         75.98
Nevada.......................        51      11,569,322.20      4.40     226,849.45      6.766       360       722         78.95
New Jersey...................        63      16,156,574.86      6.14     256,453.57      6.815       360       709         79.00
New York.....................        39      11,950,641.68      4.54     306,426.71      6.828       359       701         76.24
Oregon.......................        31       6,629,980.00      2.52     213,870.32      6.761       360       713         80.82
Virginia.....................        53      11,745,349.58      4.47     221,610.37      6.728       360       716         75.78
Washington...................        43       8,083,986.00      3.07     187,999.67      6.692       360       709         74.88
Other (less than 2%).........       298      50,711,509.21     19.28     170,172.85      6.762       360       718         77.08
                               --------  -----------------  --------
         Total...............     1,287  $  262,999,374.75    100.00%
                               ========  =================  ========

----------
(1) The Other row in the preceding table includes 31 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 1.004% of the Mortgage Loans in loan group 4 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                   WEIGHTED
                                                              % OF                                 AVERAGE   WEIGHTED    WEIGHTED
                                NUMBER                      MORTGAGE      AVERAGE       WEIGHTED  REMAINING  AVERAGE      AVERAGE
                                  OF         AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE       MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                    LOANS       OUTSTANDING     GROUP 4    OUTSTANDING ($)  RATE (%)   (MONTHS)   SCORE      RATIO (%)
-----------------------------  --------  -----------------  --------   ---------------  --------  ---------  --------  -------------
Refinance (cash-out).........       262  $   54,652,247.00     20.78%    208,596.36      6.732       360       697         66.82
Purchase.....................       893     182,480,347.75     69.38     204,345.29      6.815       360       723         80.65
Refinance (rate/term)........       132      25,866,780.00      9.84     195,960.45      6.696       360       702         70.18
                               --------  -----------------  --------
        Total................     1,287  $  262,999,374.75    100.00%
                               ========  =================  ========

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                  WEIGHTED
                                                              % OF                                 AVERAGE   WEIGHTED    WEIGHTED
                                NUMBER                      MORTGAGE      AVERAGE       WEIGHTED  REMAINING  AVERAGE      AVERAGE
                                  OF         AGGREGATE      LOANS IN     PRINCIPAL       AVERAGE   TERM TO     FICO      ORIGINAL
                               MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE       MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                   LOANS       OUTSTANDING     GROUP 4    OUTSTANDING ($)  RATE (%)  (MONTHS)    SCORE      RATIO (%)
-----------------------------  --------  -----------------  --------   ---------------  --------  ---------  --------  -------------
2-4 Family Residence.........        68  $   20,812,550.52      7.91%    306,066.92      6.862      359        721         76.63
High-rise Condominium........        25       4,925,829.00      1.87     197,033.16      6.813      359        734         78.89
Low-rise Condominium.........       189      36,003,807.85     13.69     190,496.34      6.779      360        721         78.25
Planned Unit Development.....       335      70,174,217.87     26.68     209,475.28      6.774      360        717         77.80
Single Family Residence......       670     131,082,969.51     49.84     195,646.22      6.780      360        711         75.70
                               --------  -----------------  --------
        Total................     1,287  $  262,999,374.75    100.00%
                               ========  =================  ========

                               OCCUPANCY TYPES(1)

                                                                                                  WEIGHTED
                                                              % OF                                 AVERAGE   WEIGHTED    WEIGHTED
                                NUMBER                      MORTGAGE      AVERAGE       WEIGHTED  REMAINING  AVERAGE      AVERAGE
                                  OF         AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE       MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING     GROUP 4    OUTSTANDING ($)  RATE (%)  (MONTHS)    SCORE      RATIO (%)
-----------------------------  --------  -----------------  --------   ---------------  --------  ---------  --------  -------------
Investment Property..........       163  $   27,953,343.14     10.63%    171,492.90      6.919       360       722         74.57
Primary Residence............     1,061     223,524,427.61     84.99     210,673.35      6.767       360       713         76.92
Secondary Residence..........        63      11,521,604.00      4.38     182,882.60      6.826       360       738         78.48
                               --------  -----------------  --------
        Total................     1,287  $  262,999,374.75    100.00%
                               ========  =================  ========

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                             WEIGHTED
                                                              % OF                                WEIGHTED    AVERAGE
                                NUMBER                      MORTGAGE      AVERAGE       WEIGHTED  AVERAGE     ORIGINAL
                                  OF         AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE    FICO      LOAN-TO-
REMAINING TERM                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE   CREDIT       VALUE
TO MATURITY (MONTHS)            LOANS       OUTSTANDING     GROUP 4    OUTSTANDING ($)  RATE (%)   SCORE      RATIO (%)
-----------------------------  --------  -----------------  --------   ---------------  --------  --------   ----------
360..........................     1,116  $  221,068,011.00     84.06%    198,089.62      6.780      716        75.93
359..........................        83      19,197,973.38      7.30     231,300.88      6.796      712        79.41
358..........................        58      15,339,241.36      5.83     264,469.68      6.812      713        81.12
357..........................        18       4,809,314.61      1.83     267,184.15      6.837      719        82.20
356..........................         6       1,146,057.95      0.44     191,009.66      6.935      728        93.08
355..........................         5       1,391,128.31      0.53     278,225.66      6.947      702        87.90
353..........................         1          47,648.14      0.02      47,648.14      6.750      684        90.00
                               --------  -----------------  --------
         Total...............     1,287  $  262,999,374.75    100.00%
                               ========  =================  ========

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 4 is approximately 360 months.

                                  LOAN GROUP 5

                                MORTGAGE RATES(1)

                                                                                   WEIGHTED                WEIGHTED
                                                           % OF        AVERAGE      AVERAGE    WEIGHTED     AVERAGE
                              NUMBER       AGGREGATE      MORTGAGE    PRINCIPAL    REMAINING   AVERAGE     ORIGINAL
                                OF         PRINCIPAL      LOANS IN     BALANCE      TERM TO      FICO      LOAN-TO-
                             MORTGAGE       BALANCE         LOAN     OUTSTANDING    MATURITY    CREDIT    VALUE RATIO
MORTGAGE RATE (%)             LOANS       OUTSTANDING     GROUP 5        ($)       (MONTHS)     SCORE        (%)
---------------------------  --------   ---------------   --------   -----------   ---------   --------   -----------
6.250......................        23   $  5,281,356.30       2.01%   229,624.19      355        709        79.59
6.280......................         1         90,000.00       0.03     90,000.00      360        805        90.00
6.295......................         1        114,000.00       0.04    114,000.00      360        652        89.76
6.375......................        69     13,186,046.16       5.01    191,102.12      356        737        78.99
6.420......................         1        158,600.00       0.06    158,600.00      360        695        86.20
6.425......................         1        176,000.00       0.07    176,000.00      360        720        85.56
6.480......................         1        229,302.41       0.09    229,302.41      359        720        81.10
6.495......................         1        225,150.00       0.09    225,150.00      360        703        95.00
6.500......................       382     68,380,551.43      26.00    179,006.68      360        712        67.93
6.540......................         1        200,000.00       0.08    200,000.00      360        631        80.00
6.560......................         1        160,500.00       0.06    160,500.00      360        749        89.66
6.625......................       403     81,245,032.23      30.89    201,600.58      359        714        70.55
6.670......................         1        115,900.00       0.04    115,900.00      360        707        95.00
6.675......................         1        145,800.00       0.06    145,800.00      360        722        90.00
6.750......................       295     52,298,256.15      19.89    177,282.22      360        708        70.92
6.800......................         1        131,000.00       0.05    131,000.00      360        712        89.73
6.875......................       223     40,586,421.77      15.43    182,001.89      360        710        73.42
7.000......................         1        274,562.00       0.10    274,562.00      360        706        73.22
                             --------   ---------------   --------
 Total.....................     1,407   $262,998,478.45     100.00%
                             ========   ===============   ========

---------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in loan group 5 (as so adjusted) is approximately 6.636% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in loan group 5 is approximately 6.638% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                        WEIGHTED
                                                         % OF      AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
RANGE OF                     NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING  AVERAGE     AVERAGE
CURRENT MORTGAGE               OF        PRINCIPAL     LOANS IN    BALANCE    AVERAGE    TERM TO     FICO      ORIGINAL
LOAN PRINCIPAL              MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
BALANCES ($)                 LOANS      OUTSTANDING    GROUP 5       ($)      RATE (%)  (MONTHS)    SCORE     RATIO (%)
--------------------------  --------  ---------------  --------  -----------  --------  ---------  --------  -------------
      0.01 -  50,000.00...        10  $    452,327.75      0.17%   45,232.78   6.694       360        719        29.64
 50,000.01 - 100,000.00...       146    12,626,813.40      4.80    86,485.02   6.666       358        716        64.51
100,000.01 - 150,000.00...       380    48,367,332.94     18.39   127,282.46   6.653       359        717        70.72
150,000.01 - 200,000.00...       368    64,365,834.59     24.47   174,907.16   6.634       359        710        71.68
200,000.01 - 250,000.00...       226    50,812,397.53     19.32   224,833.62   6.614       359        711        71.77
250,000.01 - 300,000.00...       142    38,834,318.71     14.77   273,481.12   6.641       361        710        71.39
300,000.01 - 350,000.00...        90    29,474,607.13     11.21   327,495.63   6.639       360        710        71.70
350,000.01 - 400,000.00...        34    12,472,734.33      4.74   366,845.13   6.627       360        719        70.89
400,000.01 - 450,000.00...         4     1,750,500.00      0.67   437,625.00   6.684       360        728        75.02
450,000.01 - 500,000.00...         2       949,000.00      0.36   474,500.00   6.621       360        692        76.05
500,000.01 - 550,000.00...         3     1,583,247.54      0.60   527,749.18   6.789       359        741        77.48
600,000.01 - 650,000.00...         1       638,894.84      0.24   638,894.84   6.750       358        711        80.00
650,000.01 - 700,000.00...         1       670,469.69      0.25   670,469.69   6.625       355        767        67.40
                            --------  ---------------  --------
        Total.............     1,407  $262,998,478.45    100.00%
                            ========  ===============  ========

---------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 5 is approximately $186,921.

                              FICO CREDIT SCORES(1)

                                                                                      WEIGHTED
                                                      % OF       AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                           NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING  AVERAGE      AVERAGE
                             OF        PRINCIPAL     LOANS IN    BALANCE    AVERAGE    TERM TO     FICO      ORIGINAL
RANGE OF                  MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES         LOANS      OUTSTANDING     GROUP 5      ($)      RATE (%)  (MONTHS)    SCORE      RATIO (%)
------------------------  --------  ---------------  --------  -----------  --------  ---------  --------  -------------
619 and Below...........        10  $  1,898,403.19      0.72%  189,840.32   6.551       360       594         55.60
620 - 639...............       102    19,613,175.23      7.46   192,286.03   6.677       359       631         68.68
640 - 659...............       106    19,232,297.06      7.31   181,436.76   6.651       359       650         67.00
660 - 679...............       176    33,352,474.06     12.68   189,502.69   6.632       359       670         67.41
680 - 699...............       190    36,574,562.94     13.91   192,497.70   6.656       361       689         70.91
700 - 719...............       192    36,038,678.26     13.70   187,701.45   6.633       359       709         71.47
720 and Above...........       630   116,224,987.71     44.19   184,484.11   6.628       359       760         73.46
Not Available...........         1        63,900.00      0.02    63,900.00   6.375       360       N/A         79.97
                          --------  ---------------  --------
       Total............     1,407  $262,998,478.45    100.00%
                          ========  ===============  ========

---------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 5 is approximately 713.

                             DOCUMENTATION PROGRAMS

                                                                                           WEIGHTED
                                                            % OF      AVERAGE              AVERAGE    WEIGHTED    WEIGHTED
                                NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING  AVERAGE     AVERAGE
                                  OF        PRINCIPAL     LOANS IN    BALANCE    AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                 LOANS      OUTSTANDING     GROUP 5      ($)      RATE (%)  (MONTHS)    SCORE      RATIO (%)
-----------------------------  --------  ---------------  --------  -----------  --------  ---------  --------  -------------
CLUES........................         1  $    138,750.00      0.05%  138,750.00   6.750       360       796         75.00
Full/Alternative.............       304    52,854,032.86     20.10   173,861.95   6.540       359       707         77.33
No Income/No Asset...........       210    36,941,586.81     14.05   175,912.32   6.679       359       700         62.03
Preferred....................       120    22,399,165.37      8.52   186,659.71   6.613       358       748         71.40
Reduced......................       722   140,607,232.95     53.46   194,746.86   6.665       360       714         71.47
Stated Income/Stated Asset...        50    10,057,710.46      3.82   201,154.21   6.680       359       687         65.92
                               --------  ---------------  --------
       Total.................     1,407  $262,998,478.45    100.00%
                               ========  ===============  ========

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                           WEIGHTED
                                                          % OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE      MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING  AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE    AVERAGE    TERM TO     FICO      ORIGINAL
RANGE OF ORIGINAL             MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)       LOANS      OUTSTANDING     GROUP 5       ($)      RATE (%)  (MONTHS)    SCORE      RATIO (%)
---------------------------   --------  ---------------  ---------  -----------  --------  ---------  --------  -------------
50.00 and Below............        202  $ 32,907,266.11      12.51%  162,907.26   6.630       360       704        40.44
50.01 to 55.00.............         69    13,648,891.35       5.19   197,810.02   6.617       359       711        52.45
55.01 to 60.00.............         68    12,611,345.08       4.80   185,460.96   6.659       360       699        58.07
60.01 to 65.00.............         72    13,795,439.52       5.25   191,603.33   6.647       360       692        63.16
65.01 to 70.00.............         70    14,184,244.94       5.39   202,632.07   6.657       358       694        68.10
70.01 to 75.00.............         97    21,153,581.87       8.04   218,078.16   6.657       357       694        73.51
75.01 to 80.00.............        737   137,692,048.84      52.35   186,827.75   6.629       360       722        79.76
80.01 to 85.00.............          2       504,089.07       0.19   252,044.54   6.614       360       758        80.95
85.01 to 90.00.............         61    11,171,429.86       4.25   183,138.19   6.674       359       719        89.44
90.01 to 95.00.............         23     4,057,890.81       1.54   176,430.04   6.765       360       736        94.58
95.01 to 100.00............          6     1,272,251.00       0.48   212,041.83   6.452       360       694        97.62
                              --------  ---------------  ---------
       Total...............      1,407  $262,998,478.45     100.00%
                              ========  ===============  =========

---------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 5 is approximately 71.11%.

(2) Does not take into account any secondary financing on the Mortgage Loans in loan group 5 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                      WEIGHTED
                                                     % OF                             AVERAGE   WEIGHTED   WEIGHTED
                         NUMBER                    MORTGAGE    AVERAGE       WEIGHTED REMAINING  AVERAGE   AVERAGE
                          OF        AGGREGATE      LOANS IN   PRINCIPAL      AVERAGE   TERM TO    FICO     ORIGINAL
                        MORTGAGE PRINCIPAL BALANCE   LOAN      BALANCE       MORTGAGE MATURITY   CREDIT  LOAN-TO-VALUE
STATE                    LOANS     OUTSTANDING      GROUP 5  OUTSTANDING ($) RATE (%) (MONTHS)   SCORE     RATIO (%)
----------------------- -------- ----------------- --------- --------------- -------- --------- -------- --------------
Arizona................   100    $   19,148,383.37    7.28%    191,483.83     6.624      360      716       71.56
California.............   169        40,002,043.69   15.21     236,698.48     6.633      360      705       61.77
Colorado...............    30         5,601,374.41    2.13     186,712.48     6.586      360      731       77.33
Florida................   183        34,790,714.86   13.23     190,113.20     6.663      360      707       71.36
Georgia................    42         6,736,908.51    2.56     160,402.58     6.610      360      716       79.17
Illinois...............    71        15,165,901.03    5.77     213,604.24     6.669      358      712       73.25
Maryland...............    24         5,536,088.68    2.10     230,670.36     6.640      360      702       62.65
Massachusetts..........    29         7,113,377.94    2.70     245,288.89     6.716      359      708       72.18
Michigan...............    44         6,618,528.05    2.52     150,421.09     6.670      360      716       75.69
Nevada.................    33         6,380,164.41    2.43     193,338.32     6.673      360      708       69.28
New Jersey.............    40         9,430,603.11    3.59     235,765.08     6.672      357      725       64.75
New York...............    39         8,384,265.68    3.19     214,981.17     6.620      360      713       62.69
North Carolina.........    46         6,733,304.30    2.56     146,376.18     6.603      360      704       75.88
Oregon.................    30         6,004,223.00    2.28     200,140.77     6.578      360      713       73.48
Pennsylvania...........    33         5,536,170.34    2.11     167,762.74     6.645      360      720       76.52
Texas..................   120        16,221,124.47    6.17     135,176.04     6.643      360      731       79.61
Washington.............    36         7,306,397.95    2.78     202,955.50     6.599      360      709       72.34
Other (less than 2%)...   338        56,288,904.65   21.40     166,535.22     6.623      359      714       73.99
                        -----    -----------------  -------
         Total          1,407    $  262,998,478.45  100.00%
                        =====    =================  =======

-----------
(1) The Other row in the preceding table includes 31 other states with under 2% concentrations individually. No more than approximately 0.381% of the Mortgage Loans in loan group 5 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                               WEIGHTED
                                                        % OF                                    AVERAGE    WEIGHTED      WEIGHTED
                          NUMBER                      MORTGAGE      AVERAGE        WEIGHTED    REMAINING   AVERAGE       AVERAGE
                           OF         AGGREGATE       LOANS IN     PRINCIPAL        AVERAGE     TERM TO     FICO         ORIGINAL
                         MORTGAGE  PRINCIPAL BALANCE   LOAN         BALANCE        MORTGAGE    MATURITY    CREDIT     LOAN-TO-VALUE
LOAN PURPOSE              LOANS      OUTSTANDING      GROUP 5    OUTSTANDING ($)   RATE (%)    (MONTHS)     SCORE       RATIO (%)
------------------------ --------  -----------------  ---------  ---------------   --------    ---------   --------   --------------
Refinance (cash-out)....    440    $  85,646,742.09    32.57%      194,651.69       6.637         359        690          60.94
Purchase................    832      152,855,828.50    58.12       183,720.95       6.638         360        727          77.10
Refinance (rate/term)...    135       24,495,907.86     9.31       181,451.17       6.639         358        705          69.25
                          -----    ----------------   -------
        Total...........  1,407    $ 262,998,478.45   100.00%
                          =====    ================   =======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                  WEIGHTED
                                                             % OF                                  AVERAGE    WEIGHTED   WEIGHTED
                            NUMBER                         MORTGAGE       AVERAGE      WEIGHTED   REMAINING   AVERAGE     AVERAGE
                             OF           AGGREGATE        LOANS IN      PRINCIPAL     AVERAGE     TERM TO      FICO     ORIGINAL
                           MORTGAGE    PRINCIPAL BALANCE     LOAN         BALANCE      MORTGAGE   MATURITY     CREDIT  LOAN-TO-VALUE
PROPERTY TYPE               LOANS         OUTSTANDING      GROUP 5    OUTSTANDING ($)  RATE (%)   (MONTHS)     SCORE     RATIO (%)
-------------------------  --------   ------------------   --------   ---------------  --------   ---------   -------- -------------
2-4 Family Residence.....    104      $    27,207,061.16     10.34%      261,606.36      6.718       357        726        70.90
Condominium Hotel........      2              363,750.00      0.14       181,875.00      6.827       360        702        70.78
High-rise Condominium....     11            2,646,088.63      1.01       240,553.51      6.662       359        734        75.38
Low-rise Condominium.....     75           13,298,809.79      5.06       177,317.46      6.699       360        728        74.85
Planned Unit Development.    311           57,633,991.03     21.91       185,318.30      6.629       360        713        73.25
Single Family Residence..    904          161,848,777.84     61.54       179,036.26      6.622       359        709        70.00
                           -----      ------------------    --------
         Total...........  1,407      $   262,998,478.45    100.00%
                           =====      ==================    ========

                               OCCUPANCY TYPES(1)

                                                                                                 WEIGHTED
                                                           % OF                                   AVERAGE     WEIGHTED   WEIGHTED
                           NUMBER                        MORTGAGE        AVERAGE      WEIGHTED   REMAINING    AVERAGE     AVERAGE
                             OF          AGGREGATE       LOANS IN       PRINCIPAL     AVERAGE     TERM TO       FICO     ORIGINAL
                           MORTGAGE  PRINCIPAL BALANCE     LOAN          BALANCE      MORTGAGE   MATURITY      CREDIT  LOAN-TO-VALUE
OCCUPANCY TYPE              LOANS       OUTSTANDING       GROUP 5    OUTSTANDING ($)  RATE (%)   (MONTHS)      SCORE     RATIO (%)
------------------------   --------  -----------------   --------    ---------------  --------   ---------    -------- -------------
Investment Property.....     128     $   21,558,557.08      8.20%      168,426.23      6.674        358        737          66.91
Primary Residence.......   1,221        231,122,927.37     87.88       189,289.87      6.634        359        710          71.31
Secondary Residence.....      58         10,316,994.00      3.92       177,879.21      6.654        363        722          75.44
                           -----     -----------------    ------
        Total...........   1,407     $  262,998,478.45    100.00%
                           =====     =================    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                                        WEIGHTED
                                                                     % OF                                    WEIGHTED    AVERAGE
                                   NUMBER                          MORTGAGE        AVERAGE       WEIGHTED    AVERAGE    ORIGINAL
                                     OF           AGGREGATE        LOANS IN       PRINCIPAL       AVERAGE      FICO     LOAN-TO-
REMAINING TERM                    MORTGAGE    PRINCIPAL BALANCE      LOAN          BALANCE        MORTGAGE    CREDIT      VALUE
TO MATURITY (MONTHS)                LOANS        OUTSTANDING       GROUP 5     OUTSTANDING ($)    RATE (%)     SCORE    RATIO (%)
-----------------------------     --------    -----------------    --------    ---------------   ---------   --------   ---------
480..........................          1      $      272,000.00       0.10%       272,000.00        6.750       683       80.00
360..........................      1,209         219,720,222.28      83.54        181,737.16        6.635       713       70.53
359..........................        125          26,657,898.83      10.14        213,263.19        6.653       711       72.64
358..........................         41           9,824,456.74       3.74        239,620.90        6.666       719       77.11
357..........................         11           2,800,463.40       1.06        254,587.58        6.687       686       77.42
356..........................          3             526,344.26       0.20        175,448.09        6.708       729       72.79
355..........................          1             670,469.69       0.25        670,469.69        6.625       767       67.40
354..........................          2             392,138.20       0.15        196,069.10        6.609       678       80.00
351..........................          1             203,485.56       0.08        203,485.56        6.625       664       79.98
349..........................          1             101,689.82       0.04        101,689.82        6.500       781       80.00
348..........................          1              75,207.16       0.03         75,207.16        6.875       659       88.37
347..........................          1             130,731.30       0.05        130,731.30        6.625       727       90.00
346..........................          1             296,333.95       0.11        296,333.95        6.875       684       80.00
325..........................          1             189,257.45       0.07        189,257.45        6.625       650       80.00
300..........................          3             387,000.00       0.15        129,000.00        6.500       668       60.56
240..........................          4             551,200.00       0.21        137,800.00        6.464       722       67.28
239..........................          1             199,579.81       0.08        199,579.81        6.250       785       71.43
                                   -----      -----------------    -------
        Total................      1,407      $  262,998,478.45     100.00%
                                   =====      =================    =======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 5 is approximately 359 months.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2005-80CB, will consist of the Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 4-A-1, Class 5-A-1, Class 1-X, Class 2-X, Class 3-X, Class 4-X, Class 5-X, Class PO and Class A-R Certificates (all of which are together referred to as senior certificates) and the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (all of which are together referred to as subordinated certificates). The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Their initial Class Certificate Balances are expected to be approximately $8,292,000, $6,379,000 and $4,466,073, respectively. The pass - through rate for each of the Class B - 3, Class B - 4 and Class B - 5 Certificates will be calculated as described in this free writing prospectus under " -- Interest" below. The classes of offered certificates will have the respective initial Class Certificate Balances or initial notional amounts and pass - through rates set forth on the cover page hereof or as described below in this free writing prospectus. The initial Class Certificate Balances or initial notional amounts may vary in the aggregate by plus or minus 5%.

      The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

      - all amounts previously distributed to holders of certificates of the class as payments of principal,

      -     the amount of Realized Losses allocated to the class, and

      - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under " -- Allocation of Losses"; and

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates. See "Application of Liquidation Proceeds" in the prospectus.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date after the first Distribution Date following the Conveyance Period exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date. The notional amount certificates do not have principal balances and are not entitled to any distributions in respect of principal on the mortgage loans.

      The senior certificates will have an initial aggregate principal balance of approximately $1,199,176,157, and will evidence in the aggregate an initial beneficial ownership interest of approximately 94.00% in the trust fund. The Class Certificate Balance of the Class PO Certificates as of the closing date is expected to be approximately $1,310,057 based on assumptions with respect to the Supplemental Mortgage Loans for loan group 2 and loan group 3. It is expected that there will be a principal prepayment on the Class PO Certificates on the first Distribution Date after the end of the Conveyance Period as a result of the actual characteristics of the Supplemental Mortgage Loans. The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 2.65%, 1.15%, 0.70%, 0.65%, 0.50% and 0.35%, respectively, in the trust fund.

      The Class A-R, Class B-3, Class B-4 and Class B-5 Certificates will be issued in fully registered certificated form. All of the remaining classes of certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

SENIOR CERTIFICATE GROUPS

      The Class 1-A-1, Class 1-X and Class A-R Certificates and the Class PO-1 Component are sometimes referred to in this free writing prospectus as the "group 1 senior certificates", the Class 2-A-1 and Class 2-X Certificates and the Class PO-2 Component are sometimes referred to in this free writing prospectus as the "group 2 senior certificates", the Class 3-A-1 and Class 3-X Certificates and the Class PO-3 Component are sometimes referred to in this free writing prospectus as the "group 3 senior certificates", the Class 4-A-1 and Class 4-X Certificates and the Class PO-4 Component are sometimes referred to in this free writing prospectus as the "group 4 senior certificates" and the Class 5-A-1 and Class 5-X Certificates and the Class PO-5 Component are sometimes referred to in this free writing prospectus as the "group 5 senior certificates". The group 1 senior certificates, the group 2 senior certificates, the group 3 senior certificates, the group 4 senior certificates and the group 5 senior certificates are each sometimes referred to as a "senior certificate group" and relate to loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5, respectively.

COMPONENT CLASSES

      Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                                     INITIAL
                                    COMPONENT
DESIGNATION                          BALANCE
-----------                        -----------
Class PO-1 Component............   $ 57,502
Class PO-2 Component............   $768,492(1)
Class PO-3 Component............   $453,433(1)
Class PO-4 Component............   $ 22,708
Class PO-5 Component............   $  7,922

--------
(1) Based on assumptions regarding the characteristics of the Initial Mortgage Loans and Supplemental Mortgage Loans for the related loan group.

      The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates and increased by the allocable portion of related subsequent recoveries.

      The Class Certificate Balance of the Class PO Certificates on any Distribution Date will be equal to the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 Component, the Class PO-2 Component, the Class PO-3 Component, the Class PO-4 Component and the Class PO-5 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

      The Class 1-X, Class 2-X, Class 3-X, Class 4-X and Class 5-X Certificates are notional amount certificates.

      The notional amount of the Class 1-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that Due Date). The notional amount of the Class 1-X Certificates as of the closing date is expected to be approximately $278,365,764.

      The notional amount of the Class 2-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that Due Date). The notional amount of the Class 2-X Certificates as of the closing date is expected to be approximately $165,534,852.

      The notional amount of the Class 3-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 3 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that Due Date). The notional amount of the Class 3-X Certificates as of the closing date is expected to be approximately $207,410,864.

      The notional amount of the Class 4-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 4 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that Due Date). The notional amount of the Class 4-X Certificates as of the closing date is expected to be approximately $255,132,314.

      The notional amount of the Class 5-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 5 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that Due Date). The notional amount of the Class 5-X Certificates as of the closing date is expected to be approximately $257,717,122.

BOOK-ENTRY CERTIFICATES

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. Each class of book-entry certificates will be issued as one or more certificates which equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and will deposit the Available Funds in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Conveyance Period, the trustee will deposit into the Distribution Account any amounts remaining in the Supplemental Loan Account, other than investment earnings, for distribution to the related certificateholders.

DISTRIBUTIONS

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the Corporate Trust Office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this free writing prospectus, distributions on the group 1 senior certificates, the group 2 senior certificates, the group 3 senior certificates, the group 4 senior certificates and the group 5 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for each of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

      - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts;

      - to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

      - to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

      - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and " -- Principal" in this free writing prospectus.

"Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

      - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

      - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
            (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

      - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest;

      - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date; and

      - with respect to loan group 2 and loan group 3, for each Distribution Date during, and the Distribution Date immediately after the Conveyance Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Conveyance Period, any amounts remaining in the Supplemental Loan Account after the end of the Conveyance Period (net of any investment income thereon) that is allocated to that loan group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

      The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or described below.

      The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.5159% per annum.

      The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.2584% per annum.

      The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 3, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.50%. The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.5812% per annum.

      The pass-through rate for the Class 4-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 4, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 4-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.5404% per annum.

      The pass-through rate for the Class 5-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 5, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 5-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.3844% per annum.

      The pass - through rate for each class of subordinated certificates for the Interest Accrual Period for any Distribution Date will be a per annum rate equal to the sum of:

      - 6.00%, multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that prior Due Date) over the aggregate Class Certificate Balance of the group 1 senior certificates immediately prior to that Distribution Date,

      - 6.00%, multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that prior Due Date) over the aggregate Class Certificate Balance of the group 2 senior certificates immediately prior to that Distribution Date,

      - 6.50%, multiplied by the excess of the loan group 3 principal balance as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that prior Due Date) over the aggregate Class Certificate Balance of the group 3 senior certificates immediately prior to that Distribution Date,

      - 6.00%, multiplied by the excess of the loan group 4 principal balance as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that prior Due Date) over the aggregate Class Certificate Balance of the group 4 senior certificates immediately prior to that Distribution Date, and

      - 6.00%, multiplied by the excess of the loan group 5 principal balance as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that prior Due Date) over the aggregate Class Certificate Balance of the group 5 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass
- through rate for each class of subordinated certificates for the Interest Accrual Period for the initial Distribution Date is expected to be approximately 6.092105%.

      On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any interest-bearing class will be equal to the sum of
(a) interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts). The Class PO Certificates are principal only certificates and will not bear interest.

      With respect to each Distribution Date for all of the interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" experienced by the related loan group, with respect to the senior certificates (other than the Class PO Certificates), and each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to

      - any net prepayment interest shortfalls for that loan group and Distribution Date, and

      - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or Debt Service Reduction.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The Assumed Balance for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments during the Prepayment Period related to that Due Date). Notwithstanding the foregoing, on any Distribution Date after the fourth Senior Termination Date, Net Interest Shortfalls from a loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive from all of the mortgage loans on that Distribution Date.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus. With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for that loan group. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate net of the master servicing fee rate on the Stated Principal Balance of the mortgage loan. A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan. Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

      If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under " -- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

      General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificate group (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

      The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS        NET MORTGAGE RATE          NON-PO PERCENTAGE OF
     IN LOAN GROUP             FOR MORTGAGE LOAN         DISCOUNT MORTGAGE LOAN
-----------------------        -----------------       ----------------------------------
1                              Less than 6.00%         net mortgage rate divided by 6.00%

2                              Less than 6.00%         net mortgage rate divided by 6.00%

3                              Less than 6.50%         net mortgage rate divided by 6.50%

4                              Less than 6.00%         net mortgage rate divided by 6.00%

5                              Less than 6.00%         net mortgage rate divided by 6.00%

      The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE                    NET MORTGAGE RATE
 LOANS IN LOAN GROUP                     FOR MORTGAGE LOAN
---------------------              ------------------------------
1                                  Greater than or equal to 6.00%
2                                  Greater than or equal to 6.00%
3                                  Greater than or equal to 6.50%
4                                  Greater than or equal to 6.00%
5                                  Greater than or equal to 6.00%

      The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE                        PO PERCENTAGE OF
LOANS IN LOAN GROUP                    DISCOUNT MORTGAGE LOAN
-------------------                 ----------------------------
1                                   (6.00% -- net mortgage rate)

 DISCOUNT MORTGAGE                        PO PERCENTAGE OF
LOANS IN LOAN GROUP                    DISCOUNT MORTGAGE LOAN
-------------------                 ---------------------------
                                          divided by 6.00%
2                                   (6.00% -- net mortgage rate)
                                          divided by 6.00%
3                                   (6.50% -- net mortgage rate)
                                          divided by 6.50%
4                                   (6.00% -- net mortgage rate)
                                          divided by 6.00%
5                                   (6.00% -- net mortgage rate)
                                          divided by 6.00%

      The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

      Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related senior certificate group (other than the notional amount certificates and the related Class PO Component) in an amount up to the related Senior Principal Distribution Amount for such loan group, and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

      The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

      (i) the sum of the applicable Non-PO Percentage of

            (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

            (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

            (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

            (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

      (ii) (a) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (b) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

      (iii) with respect to loan group 2 and loan group 3, on the first Distribution Date after the Conveyance Period, any amounts allocated to that loan group remaining in the Supplemental Loan Account and not allocated to the related Class PO Component.

      Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group, in each case up to the amount of the related Senior Principal Distribution Amount, for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

      DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

      - sequentially to the Class A-R and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

      DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

      - to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

      DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

      - to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

      DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 4

      - to the Class 4-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

      DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 5

      - to the Class 5-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

      The capitalized terms used herein shall have the following meanings:

      "Due Date" means, with respect to a mortgage loan, the day in the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

      "Prepayment Period" means, with respect to any Distribution Date and the related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2005) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

      - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

      - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

            - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

      -     the sum of

            - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

            - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

            - with respect to loan group 2 and loan group 3, the amount, if any, on deposit in the Supplemental Loan Account at the end of the Conveyance Period allocated to that loan group but not allocable to the related Class PO Component.

      Notwithstanding the definition of Senior Principal Distribution Amount above, on any Distribution Date after the fourth Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

      "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period, in each case with respect to that mortgage loan. The pool principal balance equals the aggregate of the Stated Principal Balances of the mortgage loans. The loan group principal balance with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

      The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of such senior certificate group (other than the notional amount certificates and the related Class PO Component) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after the fourth Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of such remaining senior certificate group (other than the notional amount certificates and the related Class PO Component) immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately prior to such date. For any Distribution Date on and prior to the fourth Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the fourth Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date, the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage for that senior certificate group, in which case, the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

      - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the trust fund and mortgage loans, the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the fourth Senior Termination Date, the Subordinated Percentage for such loan group in the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after the fourth Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, does not equal or exceed 50%, and

      - cumulative Realized Losses on the mortgage loans in each loan group do not exceed

            - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the fourth Senior Termination Date, the Subordinated Percentage for that loan group in the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the fourth Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

            - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

            - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

            - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

            - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      The "SENIOR TERMINATION DATE" for a loan group is the date on which the aggregate Class Certificate Balance of the related senior certificate group (other than the related Class PO Component) is reduced to zero.

      If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

      Cross - Collateralization. There are two ways in which payments made on the mortgage loans in one loan group may be used to make distributions on classes of senior certificates (other than the related Class PO Component) that are not related to that loan group. They are described below:

      1. Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

      If on any Distribution Date the aggregate Class Certificate Balance of a senior certificate group (other than the related Class PO Component) after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificate group of that Undercollateralized Group (other than the related Class PO Component) until the aggregate Class Certificate Balance of the senior certificate group (other than the related Class PO Component) of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If a senior certificate group (other than the related Class PO Component) constitutes an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the related senior certificate groups (other than the related Class PO Component). If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of each class of senior certificates in such senior certificate group (other than the related Class PO Component) exceeds the Non-PO Pool Balance for the related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions will be allocated among such senior certificate groups (other than the related Class PO Component), pro rata, based upon the aggregate excess of the Available Funds for the senior certificate groups other than the Undercollateralized Group remaining after all required amounts for that Distribution Date have been distributed to those senior certificates.

      Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      2. Cross-Collateralization due to Disproportionate Principal Payments

      On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the fourth Senior Termination Date, the Non-PO Formula Principal Amount for the loan group relating to the senior certificate group that has been paid in full, will be distributed to the other senior certificate groups (other than the related Class PO Components), so that each remaining senior certificate group receives its pro rata portion thereof. If principal from one loan group is distributed to the senior certificate groups (other than the related Class PO Components) that are not related to that loan group according to this paragraph, the subordinated certificates will not receive that principal as a distribution.

      All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and " -- Subordinated Principal Distribution Amount" below.

      Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of the class and all classes of subordinated certificates which have higher numerical class designations than the class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for such class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The Class Subordination Percentage with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                                               Original
                                           Beneficial     Initial Credit      Applicable
                                          Interest in       Enhancement     Credit Support
                                           Trust Fund          Level          Percentage
                                          -----------     --------------    --------------
Senior Certificates.................        94.00%            6.00%              N/A
Class M.............................         2.65%            3.35%             6.00%
Class B-1...........................         1.15%            2.20%             3.35%
Class B-2...........................         0.70%            1.50%             2.20%
Class B-3...........................         0.65%            0.85%             1.50%
Class B-4...........................         0.50%            0.35%             0.85%
Class B-5...........................         0.35%            0.00%             0.35%

      For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

      The Subordinated Principal Distribution Amount for any loan group and Distribution Date will equal

      -     the sum of

            - the Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

            - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

            - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

            - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

      On any Distribution Date after the fourth Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

      Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for the Distribution Date and component and (y) the product of

      - Available Funds for that loan group remaining after distribution of interest on the senior certificates in the related senior certificate group, and

      - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

      If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

      The "PO Formula Principal Amount" for any Distribution Date and related Class PO Component will equal the sum of

      -     the sum of the applicable PO Percentage of

            - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

            - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

            - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

            - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period,

      - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date, and

      - with respect to loan group 2 and loan group 3, the amount, if any, on deposit in the Supplemental Loan Account at the end of the Conveyance Period that is allocable to the Class PO-2 Component or the Class PO-3 Component, as applicable.

      On the first Distribution Date following the end of the Conveyance Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the Class PO Sublimit, over (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans included in loan group 2 and loan group 3 during the Conveyance Period. The "Class PO Sublimit" is a portion of the amount deposited in the Supplemental Loan Account allocated to each loan group on the closing date which is equal to approximately $224,204 for loan group 2 and approximately $70,536 for loan group 3.

ALLOCATION OF LOSSES

      On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of all of the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

      On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the related senior certificates (other than the notional amount certificates and the related Class PO Component.

      For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

      The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

      Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

      A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.